SCHEDULE 14A INFORMATION

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Power Integrations, Inc.

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POWER INTEGRATIONS, INC.

5245 Hellyer Avenue

San Jose, California 95138-1002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 7, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Power Integrations, Inc., a Delaware corporation. The meeting will be held on Wednesday, November 7, 2007 at 1:00 p.m. local time at our executive offices located at 5245 Hellyer Avenue, San Jose, California 95138 for the following purposes:

1.	To elect two directors to hold office until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To approve an amendment to the Power Integrations, Inc. Restated Certificate of Incorporation to declassify the Board of Directors.

3.	To approve the amendment and restatement of the Power Integrations, Inc. 1997 Stock Option Plan (to be renamed the Power Integrations, Inc. 2007 Equity Incentive Plan) primarily for the purpose of expanding the types of equity awards that may be granted under the plan.

4.	To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm of Power Integrations, Inc. for the fiscal year ending December 31, 2007.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is September 28, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/    RAFAEL TORRES

Rafael Torres

Secretary

San Jose, California

September 12, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

POWER INTEGRATIONS, INC.

5245 Hellyer Avenue

San Jose, California 95138-1002

PROXY STATEMENT FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

November 7, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Power Integrations, Inc. is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

Power Integrations intends to mail this proxy statement and accompanying proxy card on or about October 5, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on September 28, 2007 will be entitled to vote at the annual meeting. On this record date, there were [            ] shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on September 28, 2007 your shares were registered directly in your name with Power Integrations’ transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on September 28, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of two directors to hold office until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualified;

•	Approval of an amendment to the Power Integrations, Inc. Restated Certificate of Incorporation to declassify the Board of Directors;

•

Approval of the amendment and restatement of the Power Integrations, Inc. 1997 Stock Option Plan (to be renamed the Power Integrations, Inc. 2007 Equity Incentive Plan) primarily for the purpose of expanding the types of equity awards that may be granted under the plan; and

•

Ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm of Power Integrations, Inc. for its fiscal year ending December 31, 2007.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

➢	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

➢

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

➢

To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) in the United States or Canada using a touch-tone phone and follow the recorded instructions. You will be asked to provide Power Integrations number and control number from the enclosed proxy card. Specific instructions to be followed by any registered stockholder interested in voting via telephone are set forth on the enclosed proxy card.

➢

To vote on the Internet, go to http:/www.COMPUTERSHARE.COM/EXPRESSVOTE to complete an electronic proxy card. Specific instructions to be followed by any registered stockholder interested in voting via the Internet are set forth on the enclosed proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Power Integrations. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of September 28, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director, “For” the amendment to the Power Integrations, Inc. Restated Certificate of Incorporation to declassify the Board of Directors, “For” the approval of the amendment and restatement of the Power Integrations, Inc. 1997 Stock Option Plan (to be renamed the Power Integrations, Inc. 2007 Equity Incentive Plan) primarily for the purpose of expanding the types of equity awards that may be granted under the plan, and “For” the ratification of the Audit Committee’s selection of Deloitte & Touche LLP as the independent registered public accounting firm of Power Integrations, Inc. for its fiscal year ending December 31, 2007. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees, together with representatives of The Altman Group, may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but The Altman Group will be paid its customary fee of approximately $6,500, plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

➢	You may submit another properly completed proxy card with a later date.

➢	You may send a written notice that you are revoking your proxy to Power Integrations’ Secretary at 5245 Hellyer Avenue, San Jose, California 95138-1002.

➢	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by June 7, 2008 to our Corporate Secretary at 5245 Hellyer Avenue, San Jose, California 95138-1002; provided, however, that if our 2008 Annual Meeting of Stockholders is not held between October 8 and December 7, 2008, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2008 Annual Meeting of Stockholders. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director pursuant to our Bylaws, you must provide specified information in writing to our Corporate Secretary at the address above by June 7, 2008, except that if our 2008 Annual Meeting of Stockholders is not held between October 8 and December 7, 2008, or in the event of a special meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such public announcement of the date of such meeting is made. If you wish to do so, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal except Proposal 2. For Proposal 2, broker non-votes will have the same effect as “Against” votes, because for Proposal 2 to be approved a majority of the outstanding shares (rather than just a majority of the shares present and entitled to vote) must approve the proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters not deemed “discretionary” items. In such cases, the shares are determined to be “present” for purposes of determining whether a quorum is present, but are not counted for purposes of any vote.

How many votes are needed to approve each proposal?

➢

For the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

➢

To be approved, Proposal No. 2, approval of an amendment to the Power Integrations, Inc. Restated Certificate of Incorporation to declassify the Board of Directors, must receive a “For” vote from the majority of outstanding shares. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

➢

To be approved, Proposal No. 3, approval of the amendment and restatement of the Power Integrations, Inc. 1997 Stock Option Plan (to be renamed the Power Integrations, Inc. 2007 Equity Incentive Plan) primarily for the purpose of expanding the types of equity awards that may be granted under the plan, must receive a “For” vote from the majority of shares voting either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

➢

To be approved, Proposal No. 4, ratification of Deloitte & Touche LLP as the independent registered public accounting firm of Power Integrations, Inc. for its fiscal year ending December 31, 2007, must receive a “For” vote from the majority of shares voting either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were [            ] shares outstanding and entitled to vote. Thus [            ] shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in Power Integrations’ annual report on Form 10-K for the fiscal year ended December 31, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Power Integrations’ Board of Directors (the “Board”) is divided into three classes. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board presently has eight members. There are two directors in the class whose term of office expires at the 2007 Annual Meeting of Stockholders. Each of the nominees listed below, except for Mr. Iyer, is currently a director of Power Integrations who was previously elected by the stockholders. Mr. Iyer was not recommended as a director by any person or entity. However, he was acquainted with various members of the Board and management, and through those relationships, he contacted Power Integrations regarding possibly becoming a member of the Board and, after being interviewed and vetted, was appointed to the Board by the other Board members. If elected at the annual meeting, each of these nominees would be elected to serve until the 2010 Annual Meeting of Stockholders and until his successor is elected and qualified, or until the director’s death, resignation or removal. However, if Proposal 2 is approved and Power Integrations amends its Certificate of Incorporation to declassify the Board, the members of the Board expect to take appropriate action so that, at the next annual meeting of stockholders, each director will be elected to serve for only one year. It is Power Integrations’ policy to encourage directors and nominees for director to attend the annual meeting. One director attended the 2005 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting, including age as of August 31, 2007.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2010 ANNUAL MEETING OF STOCKHOLDERS

Alan D. Bickell

Alan D. Bickell, age 70, has served as a member of the Board since April 1999. Mr. Bickell spent more than 30 years with Hewlett-Packard Company, a computer-hardware company, serving as corporate senior vice president and managing director of geographic operations from 1992 until his retirement in 1996. Mr. Bickell is a member of the Board of Trustees of Menlo College and serves on the board of directors of the Peking University Educational Foundation (USA).

Balakrishnan S. Iyer

Balakrishnan S. Iyer, age 51, has served as a member of the Board since February 2004. From October 1998 to June 2003, Mr. Iyer served as senior vice president and chief financial officer for Conexant Systems, Inc., a designer, developer and seller of semiconductor systems solutions for communications applications. From January 1997 to September 1998, Mr. Iyer served as senior vice president and chief financial officer for VLSI Technology, Inc., a semiconductor company. Mr. Iyer also serves on the board of directors of Conexant Systems, Inc., a semiconductor system solutions company, Invitrogen Corporation, a life-science technology company, Qlogic Corporation, a storage networking solutions company, Skyworks Solutions, Inc., a wireless semiconductor company, and IHS Inc., a global provider of technical information, decision-support tools and related services.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2008 ANNUAL MEETING OF STOCKHOLDERS

R. Scott Brown

R. Scott Brown, age 66, has served as member of the Board since July 1999. Mr. Brown has been retired since May 1, 1999. From 1985 to May 1999, Mr. Brown served as senior vice president of worldwide sales and support for Xilinx, Inc., a designer and developer of complete programmable logic solutions for use by electronic equipment manufacturers.

James Fiebiger

Dr. James Fiebiger, age 66, became a member of the Board in March 2006. Dr. Fiebiger is currently a consultant to the semiconductor and electronic design automation industries. From December 1999 to October 2004, he served as chairman and chief executive officer of Lovoltech Inc., a fabless semiconductor company. Dr. Fiebiger served as vice chairman of GateField Corporation, a fabless semiconductor company, from February 1999 until the company was sold to Actel Corporation in November 2000. He served as GateField Corporation’s president and chief executive officer from June 1996 until February 1999. From October 1993 to June 1996, he was chairman and managing director of Thunderbird Technologies, Inc., a semiconductor technology licensing company. From December 1987 to September 1993, he was president and chief operating officer at VLSI Technology, Inc., a semiconductor company. From August 1981 to August 1985, he was senior corporate vice president and assistant general manager of Motorola, Inc. Semiconductor Products Sector, the semiconductor business of Motorola, a wireless and broadband communications company. Dr. Fiebiger is a member of the board of directors of Qlogic Corporation, a storage networking solutions company, Mentor Graphics Corporation, an electronic design automation company, Actel Corporation, a semiconductor company, and Pixelworks, Inc., a fabless semiconductor company.

Steven J. Sharp

Steven J. Sharp, age 65, has served as a member of the Board since our inception in 1988 and was elected non-executive chairman of the Board in May 2006. Mr. Sharp has served as chairman of the board of directors of TriQuint Semiconductor, Inc., a manufacturer of electronic components for the communications industry, since 1992. He joined TriQuint Semiconductor, Inc. as president, chief executive officer and director in September 1991. Mr. Sharp served as president and chief executive officer of TriQuint Semiconductor, Inc. until July 2002. Prior to TriQuint Semiconductor, Inc., Mr. Sharp was associated with various venture capital and startup semiconductor firms. He helped start Crystal Semiconductor (now Cirrus Logic, Inc.), Gazelle Microcircuits, Inc. (now TriQuint Semiconductor, Inc.), Megatest Corporation (now Teradyne, Inc.) and Volterra Semiconductor Corporation. He also founded Silicon Architects (now Synopsys, Inc.). Mr. Sharp also serves on the boards of several private companies and charitable organizations.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING OF STOCKHOLDERS

Balu Balakrishnan

Balu Balakrishnan, age 53, has served as president and chief executive officer and as a director of Power Integrations since January 2002. He served as president and chief operating officer from April 2001 to January 2002. From January 2000 to April 2001, he was vice president of engineering and strategic marketing. From September 1997 to January 2000, he was vice president of engineering and new business development. From September 1994 to September 1997, Mr. Balakrishnan served as vice president of engineering and marketing. Before joining Power Integrations in 1989, Mr. Balakrishnan was employed by National Semiconductor Corporation, a semiconductor company.

Nicholas E. Brathwaite

Nicholas E. Brathwaite, age 48, has served as a member of the Board since January 2000. Mr. Brathwaite has served as chief technology officer of Flextronics International Ltd., an electronics company, since 2000. In 1995, Flextronics International Ltd. acquired nChip, Inc., a multi-chip module company, where Mr. Brathwaite held the position of vice president and general manager of operations from 1992 to 1996. As a founding member of nChip, Inc., Mr. Brathwaite was responsible for all manufacturing and operational activities including wafer fabrication, wafer test, and module assembly. Before joining nChip, Inc., Mr. Brathwaite spent six years with Intel Corporation, a microprocessor company, in various engineering management positions in technology development and manufacturing. He is also a member of the board of directors of Photon Dynamics, Inc., a yield management solutions company for the flat panel display market.

E. Floyd Kvamme

E. Floyd Kvamme, age 69, has served as a member of the Board since September 1989. Mr. Kvamme is partner emeritus of Kleiner Perkins Caufield & Byers, a venture capital company. Mr. Kvamme also serves on the boards of National Semiconductor Corporation, a semiconductor company, Harmonic Inc., a broadband optical networking and digital video systems company, and two private companies.

INDEPENDENCE OF THE BOARD

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. The Board consults with Power Integrations’ counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Power Integrations, its senior management and its independent registered public accounting firm, the Board affirmatively has determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Bickell, Mr. Iyer, Mr. Brown, Dr. Fiebiger, Mr. Sharp, Mr. Brathwaite and Mr. Kvamme. In making this determination, the Board found that none of the directors or nominees for director have a material or other disqualifying relationship with Power Integrations. Mr. Balakrishnan, our president and chief executive officer, is not an independent director.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

The Board has adopted Corporate Governance Guidelines to help assure that the Board will have the necessary authority and practices in place to make decisions that are independent of Power Integrations’ management. The guidelines are also intended to align the interests of directors and management with those of Power Integrations’ stockholders. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to Board composition and selection, Board meetings and involvement of senior management, chief executive officer performance evaluation and succession planning, Board committees and compensation and director education and orientation. The Corporate Governance Guidelines are available on our website, which is www.powerint.com.

The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

The following table provides membership and meeting information for 2005 and 2006 for each of the Audit, Compensation and Nominating and Governance Committees:

Name	Audit		Compensation		Nominating and Governance
Alan D. Bickell	X	*	X
Nicholas E. Brathwaite					X
R. Scott Brown			X
James Fiebiger(1)					X	*
Balakrishnan S. Iyer	X				X
E. Floyd Kvamme	X		X	*
Steven J. Sharp					X
Total meetings in year 2005	7		1		1
Total meetings in year 2006	19		6		5

*	Committee Chairperson

(1)	Dr. Fiebiger was added as a member of the Nominating and Governance Committee on July 24, 2006, and became its Chairman on that date.

At its meeting on April 30, 2007, the Board elected the following individuals to serve on the Audit, Compensation and Nominating and Governance Committees to be effective as of July 30, 2007:

Audit Committee: Alan D. Bickell,* Balakrishnan S. Iyer and James Fiebiger

Compensation Committee: E. Floyd Kvamme,* Steven J. Sharp and R. Scott Brown

Nominating and Governance Committee: James Fiebiger,* Nicholas E. Braithwaite, Balakrishnan S. Iyer and Steven J. Sharp

*	Committee Chairperson

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Power Integrations.

AUDIT COMMITTEE

The Audit Committee of the Board oversees Power Integrations’ corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions, including:

•	evaluates the performance of and assesses the qualifications of the independent registered public accounting firm;

•	determines and approves the engagement of the independent registered public accounting firm;

•	determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

•	reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on Power Integrations’ audit engagement team as required by law;

•	confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting;

•

establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Power Integrations regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	meets to review Power Integrations’ annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm;

•	reviews and, if it determines appropriate, approves related party transactions; and

•	monitors compliance with the Code of Business Conduct and Ethics.

As of the date of this proxy statement, three directors comprise the Audit Committee: Messrs. Bickell and Iyer and Dr. Fiebiger. The Board has adopted a written Audit Committee Charter which can be found on our website at www.powerint.com.

The Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of Power Integrations’ Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has determined that Mr. Alan D. Bickell qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Bickell’s level of knowledge and experience based upon his extensive experience as a senior executive officer with financial oversight functions.

COMPENSATION COMMITTEE

The Compensation Committee (formerly the Compensation and Equity Award Committee) of the Board reviews and approves the overall compensation strategy and policies for Power Integrations. For this purpose, the Compensation Committee performs several functions, including:

•

with respect to the chief executive officer, reviews and approves all compensation, including incentive-based compensation and equity compensation awards, and develops or reviews annual performance objectives and goals relevant to compensation and awards and evaluates the performance of the chief executive officer in light of these goals and objectives;

•

reviews incentive-based compensation plans in which our executive officers participate, and determines the salaries, incentive and equity compensation for executive officers, and oversees the evaluation of management;

•	approves all employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to executive officers;

•

proposes the adoption, amendment, and termination of stock option plans, stock appreciation rights plans, pension and profit sharing plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans, and other similar programs;

•	grants rights, participation and interests in our compensation plans to eligible participants;

•

approves and periodically reviews the salary and equity award ranges for non-executive officers and our other employees, and authorizes our chief executive officer to approve compensation levels for such non-executive officers and our other employees within such ranges;

•	reviews and approves such other compensation matters as our Board or our chief executive officer wishes to have the Compensation Committee approve;

•

determines all compensation to be paid to our non-employee directors for their service on the Board and its committees, other than compensation received pursuant to automatic equity award grants under stockholder approved equity compensation plans; and

•	reviews with management the Compensation Discussion and Analysis (included in this proxy statement) and to consider whether to recommend that it be included in proxy statements and other filings.

As of the date of this proxy statement, three directors comprise the Compensation Committee: Messrs. Sharp, Brown and Kvamme. All members of Power Integrations’ Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Board has adopted a written Compensation Committee Charter, which can be found on our website at www.powerint.com.

Compensation Committee Processes and Procedures

The Compensation Committee of the Board determines all compensation for our executive officers, including our chief executive officer. The Compensation Committee also administers our compensation plans, including equity incentive plans, as well as makes recommendations to the Board regarding the adoption, amendment, and termination of these compensation plans. The Compensation Committee also determines all compensation to be paid to our non-employee directors for their service on the Board and its committees, other than compensation received pursuant to automatic equity award grants under stockholder approved equity compensation plans.

The Compensation Committee has the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate, to perform its duties, and to determine the terms, costs and fees for such engagements, which are paid for by Power Integrations. The Compensation Committee also has full access to all books, records, facilities and personnel of Power Integrations.

The Compensation Committee meets as often as it deems appropriate, but not less frequently than once each year to review the compensation and awards of the executive officers and other employees of Power Integrations, and otherwise perform its duties under its charter.

Our chief executive officer reviews with the Compensation Committee on a regular basis our compensation philosophy and programs, including named executive officers, so that the Compensation Committee can recommend any changes necessary to keep our compensation philosophy and programs aligned with our business objectives. Mr. Balakrishnan, our chief executive officer, makes recommendations to the Compensation Committee with respect to the compensation of the named executive officers. The Compensation Committee also utilizes an outside compensation consultant to provide them with advice on competitive compensation plans. The Compensation Committee considers, but is not bound to and does not always accept, management’s and the outside consultant’s recommendations with respect to executive compensation. The Compensation Committee discusses Mr. Balakrishnan’s compensation with him, but deliberates and makes decisions with respect to Mr. Balakrishnan’s compensation without him present.

Mr. Balakrishnan and other executive officers attend some of the Compensation Committee’s meetings, but leave the meetings as appropriate when matters of executive compensation specific to them are discussed.

The Compensation Committee aligns cash and equity compensation to market comparables. The Compensation Committee selects peer companies on the basis of fiscal and business similarities to Power Integrations. The Compensation Committee analyzes market compensation practices annually using the most directly relevant published survey sources available. In 2006, the Compensation Committee engaged an independent compensation consulting firm, Meyercord & Associates, Inc. (“Meyercord”), to assist in the analysis of compensation survey data. Meyercord attends Compensation Committee meetings from time to time and provides peer group analysis, feedback and recommendations to the Compensation Committee. In addition to survey data, the Compensation Committee analyzes information reported in peer companies’ SEC filings for all elements of compensation, including salary, cash incentive compensation and equity compensation.

Historically, our Board has determined outside director compensation, after receiving the recommendations of the same independent consultant engaged by the Compensation Committee and used by the Compensation

Committee in connection with determining executive officer compensation. However, under our revised Compensation Committee Charter, the Compensation Committee will now establish outside director compensation, but has not revised outside director compensation since 2005.

A further description of the Compensation Committee processes and procedures and the specific determinations of the Compensation Committee with respect to executive compensation for fiscal years 2006 and 2007 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee of the Board is responsible for recommending the nomination of directors to the Board and for establishing and monitoring our corporate governance. For this purpose, the Nominating and Governance Committee performs several functions, including:

•	evaluates and recommends to the Board director nominees for each election of directors;

•	determines criteria for selecting new directors, including desired board skills and attributes, and identifies and actively seeks individuals qualified to become directors;

•	considers nominations of director candidates validly made by stockholders;

•	reviews and makes recommendations to the Board concerning qualifications, appointment and removal of committee members;

•	develops, recommends for Board approval, and reviews on an ongoing basis the adequacy of, Power Integrations’ corporate governance principles;

•	assists the Board in developing criteria for the evaluation of the Board and committee performance; and

•	considers Board nominees and proposals submitted by stockholders and establishes any policies, processes and procedures, including procedures to facilitate stockholder communication with the Board.

The Board has adopted a written Nominating and Governance Committee Charter, which can be found on our website at www.powerint.com. As of the date of this proxy, four directors comprise the Nominating and Governance Committee: Messrs. Brathwaite, Iyer and Sharp and Dr. Fiebiger. Dr. Fiebiger was added as a member of the Nominating and Governance Committee on July 24, 2006 and became its Chairman on that date. All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Power Integrations, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Power Integrations’ stockholders.

Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Power Integrations and the long-term interests of stockholders. In conducting this assessment, the Nominating and Governance Committee considers the criteria for director qualifications set by the Board, as well as diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Power Integrations, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors’ overall service to Power Integrations during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Governance Committee meets to discuss and consider such candidates’ qualifications and then recommends a nominee to the Board by majority vote. To date, the Nominating and Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating and Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: 5245 Hellyer Avenue, San Jose, California 95138-1002 by January 1 of the year in which such director is to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of Power Integrations’ stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

MEETINGS OF THE BOARD

The Board met five times during 2005 and twenty-two times during 2006. All directors except Messrs. Brown and Kvamme in 2005 and Mr. Brathwaite in 2006 attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member in 2005 and 2006, respectively.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Power Integrations’ Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed as follows: Power Integrations Board Communication, 5245 Hellyer Avenue, San Jose, California 95138-1002. Any communication sent must state the number of shares owned by the security holder making the communication. The communications will be reviewed by the Chairman of the Board. The Chairman of the Board will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, the Chairman of the Board shall discard the communication.

CODE OF BUSINESS CONDUCT AND ETHICS

Power Integrations has adopted the Power Integrations, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website, which is www.powerint.com, and available in print to any stockholder who requests it. Requests for printed copies of the Code of Business Conduct and Ethics can be made by writing to Attn: Investor Relations Department, Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002.

PROPOSAL 2

APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

The Board is requesting stockholder approval of an amendment to the Power Integrations, Inc. Restated Certificate of Incorporation to declassify the election of the Board. The proposed amendment was unanimously approved by the Board on August 31, 2007, and to be effective, the amendment must be approved by the stockholders and filed with the Secretary of State of the State of Delaware.

The Power Integrations, Inc. Restated Certificate of Incorporation currently provides that the Power Integrations Board is divided into three classes and that directors be elected for terms ending at the third annual meeting following election. As a result, two directors (the seats currently held by Messrs. Bickell and Iyer) will be elected at the 2007 Annual Meeting of Stockholders and their terms will expire at the 2010 Annual Meeting of Stockholders, three current directors (Messrs. Brown and Sharp and Dr. Fiebiger) have terms that will expire at the 2008 Annual Meeting of Stockholders, and three directors (Messrs. Balakrishnan, Brathwaite and Kvamme) have terms that will expire at the 2009 Annual Meeting of Stockholders. Because Power Integrations did not have an annual meeting in 2006, all directors are currently serving four year terms.

The proposed amendment to the Restated Certificate of Incorporation, attached hereto as Appendix A, provides that each director elected after the 2007 Annual Meeting of Stockholders will be elected for a one year term at each annual meeting. For directors appointed other than at an annual meeting, their terms would end at the first annual meeting following their election.

Under applicable law, the terms of the directors who have been elected to terms greater than one year prior to the amendment to the Restated Certificate of Incorporation described herein would not be reduced as a result of this amendment. However, Power Integrations plans to ask each such director to relinquish affirmatively his right to continue to serve the remainder of his three-year term in conjunction with the 2008 Annual Meeting of Stockholders such that all directors would be up for election at the 2008 Annual Meeting of Stockholders. If this occurs, for all periods thereafter, all directors would be elected annually.

The affirmative vote of the holders of a majority of the outstanding shares of the common stock will be required to approve this amendment to the Power Integrations, Inc. Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF 2007 EQUITY INCENTIVE PLAN

We are requesting that the stockholders approve the adoption of the Power Integrations, Inc. 2007 Equity Incentive Plan, which we refer to as the 2007 Plan.

The Board previously adopted the 1997 Stock Option Plan, which we refer to as the 1997 Plan, on June 3, 1997, and the 1997 Plan was approved by the stockholders in July 1997. In September 2007, the Board adopted the 2007 Plan, subject to stockholder approval, as a complete amendment and restatement of the 1997 Plan.

Upon approval of the 2007 Plan by the stockholders, all outstanding options granted under the 1997 Plan will continue to remain subject to the terms of that predecessor plan. All stock awards granted after the effective date of the 2007 Plan will be subject to the terms of the 2007 Plan. The terms of the 2007 Plan differ from those of the 1997 Plan in a number of material respects as noted below.

The Board adopted the 2007 Plan to provide a means to continue to offer a competitive equity compensation program to secure and retain the services of high-caliber employees, directors, and consultants of our company and its affiliates, to provide a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of the common stock through the grant of stock awards, and thereby align the long-term compensation and interests of those individuals with the stockholders.

The approval of the 2007 Plan will provide Power Integrations with greater flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards, including restricted stock awards, restricted stock unit awards, stock appreciation rights, and performance stock awards. Accordingly, the 2007 Plan will allow Power Integrations to utilize a broad array of equity incentives in order to secure and retain the services of its service providers.

The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy and entitled to vote at the annual meeting, will be required to approve the 2007 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. Should the stockholders fail to approve the 2007 Plan, the 1997 Plan will continue to remain in effect.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

The terms and provisions of the 2007 Plan are summarized below. This summary, however, does not purport to be a complete description of the 2007 Plan. The 2007 Plan has been filed with the SEC as an Appendix to this proxy statement and may be accessed from the SEC’s homepage at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the 2007 Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to Power Integrations’ Secretary at 5245 Hellyer Avenue, San Jose, California 95138-1002.

General

The 2007 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, and performance stock awards, referred to collectively as stock awards. The 1997 Plan only permits the grant of incentive stock options and nonstatutory stock options, although incentive stock options may not be granted under the 1997 Plan after June 2, 2007.

Incentive stock options granted under the 2007 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the “Code.” Nonstatutory stock options granted under the 2007 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of stock awards.

Stock Subject to the 2007 Plan

Subject to this Proposal, the maximum number of shares of common stock available for issuance under the 2007 Plan is 11,996,929. This share reserve consists solely of the number of shares remaining available for issuance under the 1997 Plan, including shares subject to outstanding options thereunder. There is no annual automatic increase to the share reserve under the 2007 Plan, as was the case under the 1997 Plan.

The number of shares of common stock available for issuance under the 2007 Plan will be reduced by two shares for each share of common stock issued pursuant to a restricted stock award or restricted stock unit award. Shares issued upon the exercise of options or stock appreciation rights will reduce the number of shares available for issuance under the 2007 Plan on a one-for-one basis.

If stock awards granted under the 2007 Plan expire or otherwise terminate without being exercised in full or are settled in cash, the shares of common stock not acquired pursuant to those awards become available for subsequent issuance under the 2007 Plan. If any shares of common stock issued pursuant to a stock award are forfeited because of a failure to vest in those shares, the forfeited shares will become available for subsequent issuance under the 2007 Plan. In addition, shares withheld in satisfaction of applicable withholding taxes or reacquired as consideration for the exercise of an option or stock appreciation right will become available for subsequent issuance under the 2007 Plan. No more than 11,996,929 shares may be issued pursuant to the exercise of incentive stock options. Shares issued under the 2007 Plan may be previously unissued shares or reacquired shares we have bought on the market.

As of August 24, 2007, options (net of canceled or expired options) covering an aggregate of 14,473,078 shares of common stock had been granted under the 1997 Plan, and approximately 3,474,326 shares of common stock (plus any shares that might in the future be returned to the 1997 Plan as a result of the cancellation or expiration of options) remained available for future grants under the 1997 Plan.

During the last fiscal year, Power Integrations granted options to purchase an aggregate of 610,000 shares of common stock under the 1997 Plan to current executive officers and directors at exercise prices ranging from $15.29 to $26.75 per share and granted to all employees and consultants (excluding executive officers) as a group options to purchase 810,992 shares at exercise prices ranging from $13.80 to $26.75 per share. All options granted under the 1997 Plan during fiscal year 2006 were granted with exercise prices at least equal to 100% of the fair market value of the common stock on the date of the grant.

Administration

The Board administers the 2007 Plan. Subject to the provisions of the 2007 Plan, the Board has the authority to determine to whom the stock awards are granted, the provisions of each stock award granted, the number of shares subject to each stock award, and the time or times a participant is permitted to receive stock or cash pursuant to a stock award. The Board has the power to accelerate the vesting and exercisability of a stock award. As administrator of the 2007 Plan, the Board has the authority to construe and interpret its provisions.

The Board has the authority to delegate some or all of the administration of the 2007 Plan to a committee or committees composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. The 2007 Plan also permits the delegation of authority to one or more executive officers to make grants to eligible officers and employees, although an executive officer may not make grants to himself or herself. In accordance with the provisions of the 2007 Plan, the Board has delegated administration of the 2007 Plan to the Compensation Committee. As used herein with respect to the 2007 Plan, the “Board” refers to any committee appointed by the Board, any subcommittee thereof, as well as the Board itself.

The Board does not have the authority to (a) reprice any outstanding options or stock appreciation rights under the 2007 Plan, or (b) cancel and re-grant any outstanding options or stock appreciation rights under the 2007 Plan, unless the stockholders have approved such an action within a 12 month period preceding or following such an event. The 1997 Plan provides the Board with the express authority to reprice any outstanding options under the 1997 Plan, and to cancel and re-grant outstanding options under the 1997 Plan.

Eligibility

Incentive stock options may be granted only to employees (including officers). Employees (including officers), directors, and consultants of Power Integrations and its affiliates are eligible to receive all other types of stock awards under the 2007 Plan. All of the approximately 372 employees, directors, and consultants of Power Integrations and its affiliates are eligible to participate in the 2007 Plan. Eligibility to participate in the Plan does not entitle an eligible person to any right to be granted stock awards; stock awards will be granted solely at the discretion of the Board.

No incentive stock option may be granted under the 2007 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Power Integrations or its affiliates, unless the exercise price of such option is at least 110% of the fair market value of the common stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2007 Plan and any other equity plans of Power Integrations and its affiliates) may not exceed $100,000 (any excess of such amount is treated as nonstatutory stock options).

No person may be granted options and stock appreciation rights covering more than 500,000 shares of common stock during any calendar year. Stockholder approval of this Proposal will also constitute approval of the 500,000-share limitation for purposes of Section 162(m) of the Code. This limitation assures that any deductions to which we would otherwise be entitled upon either the exercise of options or stock appreciation rights granted under the 2007 Plan or upon the subsequent sale of the shares acquired under those stock awards, will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m) of the Code. This share limitation has been increased from the 400,000-share limitation imposed by the 1997 Plan.

Terms of Options

Options may be granted under the 2007 Plan pursuant to stock option agreements adopted by the Board. The following is a description of the permissible terms of options under the 2007 Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price.    The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the stock on the date of grant. The 1997 Plan requires the exercise prices of nonstatutory stock options granted thereunder to be not less than 85% of the fair market value of the underlying stock on the date of grant. However, Power Integrations has a policy of granting all nonstatutory stock options at the fair market value on the date of grant. As of September [    ], 2007, the closing price of the common stock as reported on the Nasdaq Global Select Market was $[    ] per share.

Consideration.    The exercise price of options granted under the 2007 Plan may, at the discretion of the Board, be paid (a) in cash, check, or other cash equivalents, (b) pursuant to a broker-assisted cashless exercise, (c) by delivery of other shares of common stock, (d) pursuant to a net exercise arrangement, or (e) in any other form of legal consideration acceptable to the Board.

Vesting.    Options granted under the 2007 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Vesting typically will occur during the optionee’s continued service with Power Integrations or an affiliate, whether such service is performed in the capacity of an employee, director, or consultant, referred to collectively as service, and regardless of any change in the capacity of the service performed. Shares covered by different options granted under the 2007 Plan may be subject to different vesting terms.

Term.    The maximum term of options granted under the 2007 Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum term is five years.

Termination of Service.    Options under the 2007 Plan generally terminate three months after termination of a participant’s service unless (a) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of termination; (b) the participant dies within a specified period after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option have passed; or (c) the option by its terms specifically provides otherwise. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised after the expiration of its term. Options under the 1997 Plan generally terminate three months after termination of a participant’s service unless termination is due to the participant’s disability or death, in which case the option may be exercised at any time within six months of termination.

Restrictions on Transfer.    Except as otherwise provided in the applicable stock option agreement, options under the 2007 Plan are not transferable other than by will, the laws of descent and distribution, or domestic relations order. During the lifetime of the participant, only the participant may exercise an incentive stock option. However, the Board may grant options that are transferable under certain limited circumstances. A participant may also designate a beneficiary who may exercise an option following the participant’s death.

Terms of Restricted Stock

Restricted stock awards may be granted under the 2007 Plan pursuant to restricted stock award agreements adopted by the Board. Individual restricted stock award agreements may be more restrictive as to any or all of the permissible terms described below.

Consideration.    The Board may grant restricted stock in consideration for (a) cash, check, or other cash equivalents, (b) past or future services rendered to Power Integrations or an affiliate, or (c) any other form of legal consideration acceptable to the Board.

Vesting.    Shares of stock acquired under a restricted stock award may, but need not, be subject to a repurchase option in favor of Power Integrations or forfeiture to Power Integrations in accordance with a vesting schedule as determined by the Board.

Termination of Service.    Upon termination of a participant’s service, Power Integrations may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award.

Restrictions on Transfer.    Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as determined by the Board.

Terms of Restricted Stock Units

Restricted stock unit awards may be granted under the 2007 Plan pursuant to restricted stock unit award agreements adopted by the Board. Individual restricted stock unit award agreements may be more restrictive as to any or all of the permissible terms described below.

Consideration.    The Board may grant restricted stock units in consideration for any form of legal consideration acceptable to the Board.

Vesting.    Restricted stock unit awards vest at the rate specified in the restricted stock unit agreement as determined by the Board.

Settlement.    A restricted stock unit award may be settled by the delivery of shares of common stock, cash, or any combination as determined by the Board. At the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.

Dividend Equivalents.    Dividend equivalent rights may be credited with respect to shares of common stock covered by a restricted stock unit award. Power Integrations does not anticipate paying cash dividends on its common stock for the foreseeable future.

Termination of Service.    Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon a participant’s termination of service.

Terms of Stock Appreciation Rights

Stock appreciation rights may be granted under the 2007 Plan pursuant to stock appreciation rights agreements adopted by the Board. Individual stock appreciation right agreements may be more restrictive as to any or all of the permissible terms described below. Each stock appreciation right is denominated in shares of common stock equivalents.

Term.    The maximum term of stock appreciation rights granted under the 2007 Plan is 10 years.

Strike Price.    The strike price of stock appreciation rights under the 2007 Plan may not be less than 100% of the fair market value of the common stock equivalents subject to the stock appreciation rights on the date of grant.

Exercise.    Upon exercise of a stock appreciation right, Power Integrations will pay the participant an amount equal to the excess of (a) the aggregate fair market value on the date of exercise of a number of common stock equivalents with respect to which the participant is exercising the stock appreciation right, over (b) the aggregate strike price determined by the Board on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of common stock, or any other form of consideration determined by the Board.

Vesting.    Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation rights agreement as determined by the Board.

Termination of Service.    Unless otherwise provided by a stock appreciation rights agreement, stock appreciation rights generally terminate three (3) months after termination of a participant’s service. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Performance Stock Awards

General.    A performance stock award is a type of restricted stock award or a restricted stock unit award that is granted or may vest based upon the attainment of certain performance goals during a designated performance period. The 2007 Plan allows the Board to grant performance stock awards that qualify as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code, if the grant of such an award is approved by the Compensation Committee and certain other procedural requirements are satisfied.

Performance Goals.    To assure that the compensation attributable to one or more performance stock awards will qualify as performance-based compensation that will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m) of the Code, the Compensation Committee has the authority to structure one or more such awards so that stock will be issued or paid pursuant to the award only upon the achievement of certain pre-established performance goals. Such goals may be based on any one of, or combination of, the following: (a) earnings per share; (b) earnings before interest, taxes and depreciation; (c) earnings before interest, taxes, depreciation and amortization (EBITDA); (d) total stockholder return, (e) return on equity; (f) return on assets, investment, or capital employed; (g) operating margin; (h) gross margin; (i) operating income; (j) net income (before or after taxes); (k) net operating income; (l) net operating income after tax; (m) pre- and after-tax income; (n) pre-tax profit; (o) operating cash flow; (p) sales or revenue targets; (q) orders and revenue; (r) increases in revenue or product revenue; (s) expenses and cost reduction goals; (t) improvement in or attainment of expense levels; (u) improvement in or attainment of working capital levels; (v) economic value added (or an equivalent metric); (w) market share; (x) cash flow; (y) cash flow per share; (z) share price performance; (aa) debt reduction; (bb) implementation or completion of projects or processes; (cc) customer satisfaction; (dd) stockholders’ equity; (ee) quality measures; and (ff) any other measures of performance selected by the Board.

Annual Limitation.    The maximum benefit to be received by a participant in any calendar year attributable to performance stock awards may not exceed 500,000 shares of common stock.

Other Stock Awards

The Board may grant other stock awards based in whole or in part by reference to the value of Power Integrations’ common stock. Subject to the provisions of the 2007 Plan, the Board has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the 2007 Plan.

Changes to Capital Structure

In the event that there is a specified change in the shares subject to the 2007 Plan or any stock award granted thereunder, whether through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other change not involving Power Integrations’ receipt of consideration, the Board will appropriate adjust: (a) the class(es) and maximum number of shares subject to the 2007 Plan, (b) the class(es) and maximum number of shares that may be issued pursuant to the exercise of incentive stock options, (c) the class(es) and maximum number of shares for which any participant may be granted options, stock appreciation rights, or performance stock awards per calendar year, and (d) the class(es) and number of shares and the price per share in effect under each outstanding stock award under the 2007 Plan.

Corporate Transactions; Changes in Control

In the event of certain significant corporate transactions, the Board has the discretion to take one or more of the following actions with respect to outstanding stock awards:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•

arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of common stock issued pursuant to a stock award;

•	cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised, in exchange for appropriate cash consideration; and

•

arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action for each stock award or portion thereof.

A significant corporate transaction will be deemed to occur if an ownership change event or series of ownership change events occurs in which the stockholders do not retain ownership, in substantially the same proportions, of more than 50% of the voting power of Power Integrations or corporations to which assets of Power Integrations are transferred. An ownership change event will be deemed to occur upon (a) a sale or exchange of more than 50% of the voting stock of Power Integrations, (b) a merger or consolidation in which Power Integrations is a party; (c) a sale or exchange of substantially all of the assets of Power Integrations; or (d) a liquidation or dissolution of Power Integrations.

The Board has the discretion to provide that a stock award under the 2007 Plan will immediately vest as to all or any portion of the shares subject to the stock award (a) immediately upon the occurrence of certain specified change in control transactions, whether or not such stock award is assumed, continued, or substituted by a surviving or acquiring entity in the transaction, or (b) in the event a participant’s service with Power Integrations or a successor entity is terminated, actually or constructively, within a designated period following the occurrence of certain specified change in control transactions. Stock awards held by participants under the 2007 Employee Plan will not vest on such an accelerated basis unless specifically provided by the participant’s applicable award agreement.

The acceleration of stock awards in connection with significant corporate transactions and changes in control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Power Integrations.

Duration, Termination, and Amendment

The Board may suspend or terminate the 2007 Plan at any time. The 2007 Plan is scheduled to terminate no later than September 9, 2017. No rights may be granted under the 2007 Plan while the 2007 Plan is suspended or after it is terminated. The 1997 Plan does not have a termination date, although no incentive stock options may be granted under the 1997 Plan after June 2, 2007.

The Board may amend or modify the 2007 Plan at any time, subject to any required stockholder approval. To the extent required by applicable law or regulation, stockholder approval will be required for any amendment that (a) materially increases the number of shares available for issuance under the 2007 Plan, (b) materially expands the class of individuals eligible to receive stock awards under the 2007 Plan, (c) materially increases the benefits accruing to the participants under the 2007 Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2007 Plan, (d) materially extends the term of the 2007 Plan, or (e) expands the types of awards available for issuance under the 2007 Plan.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and Power Integrations with respect to participation in the 2007 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options.    Incentive stock options granted under the 2007 Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or Power Integrations by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, Power Integrations will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally Power Integrations will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options.    No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, Power Integrations will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Awards.    Upon receipt of a restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. Power Integrations will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a restricted stock award are unvested and subject to repurchase by Power Integrations in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when Power Integrations’ repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date the repurchase right lapses, over (b) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (a) the fair market value of the shares on the date of issuance, over (b) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses. The participant and Power Integrations will be required to satisfy certain tax withholding requirements applicable to such income. Power Integrations will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Unit Awards.    No taxable income is recognized upon receipt of a restricted stock unit award. The participant will generally recognize ordinary income in the year in which the shares subject to that unit are actually vested and issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and Power Integrations will be required to satisfy certain tax withholding requirements applicable to such income. Power Integrations will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Stock Appreciation Rights.    No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, Power Integrations is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, Power Integrations will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the year in which such ordinary income is recognized by the participant.

Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Power Integrations, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

Options and Stock Appreciation Rights.    In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (a) such awards are granted by a compensation committee or committee of the Board comprised solely of “outside directors,” (b) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (c) the per-employee limitation is approved by the stockholders, and (d) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. It is intended that all options and stock appreciation rights granted under the 2007 Plan qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

Restricted Stock Awards, Restricted Stock Unit Awards, and Performance Stock Awards. Compensation attributable to restricted stock awards, restricted stock unit awards, and performance stock awards will qualify as performance-based compensation, provided that: (a) the award is granted by a compensation committee comprised solely of “outside directors,” (b) the award is granted (or vests) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (c) the Compensation Committee certifies in writing prior to the grant or vesting of the award that the performance goal has been satisfied, and (d) prior to the grant of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as Power Integrations’ independent registered public accounting firm for the fiscal year ending December 31, 2007, and the Board has directed that management submit the selection of Deloitte & Touche LLP as Power Integrations’ independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP audited Power Integrations’ financial statements from its inception in 1994 through 2004. Deloitte & Touche LLP audited Power Integrations’ financial statements for 2005 and 2006. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither Power Integrations’ Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as Power Integrations’ independent registered public accounting firm. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Power Integrations and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to Power Integrations for the fiscal years ended December 31, 2005 and December 31, 2006, by Deloitte & Touche LLP, Power Integrations’ independent registered public accounting firm (in thousands).

	Fiscal 2006	Fiscal 2005
Audit Fees(1)	$1,200	$654
Audit-Related Fees(2)	625	1,959
Tax Fees(3)	9	—
All Other Fees	—	—
Total Fees	1,834	2,613

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements. Audit fees for 2006 and 2005 include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)	Audit-related fees are primarily related to the restatement of our consolidated financial statements.

(3)	Consultation fees related to review of draft IRS response and related comments.

The following table sets forth the aggregate fees billed to Power Integrations for the fiscal years ended December 31, 2006 and 2005 by KPMG LLP, Power Integrations’ former independent registered public accounting firm (in thousands).

	Fiscal 2006	Fiscal 2005
Audit Fees(1)	$—	$65
Audit-Related Fees(2)	139	550
Tax Fees	—	—
All Other Fees	—	—
Total Fees	139	615

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees are primarily related to the restatement of our consolidated financial statements.

Power Integrations did not engage KPMG LLP to provide advice regarding financial information systems design and implementation during 2006 or 2005.

All fees described above were approved by the Audit Committee.

The Audit Committee has a policy to approve in advance the engagement of the independent registered public accounting firm for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that the Audit Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such polices and procedures (a) are detailed as to particular services, (b) do not involve delegation to management of the Audit Committee’s responsibilities and (c) provide that, at its next scheduled meeting, the Audit Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures. In addition, the Audit Committee may delegate to one or more members of the committee the authority to grant pre-approvals for such audit and non-audit services, provided that (1) the decisions of such member(s) to grant any such pre-approval shall be presented to the Audit Committee at its next scheduled meeting and (2) the Audit Committee has established policies and procedures for such pre-approval of services consistent with the requirements of clauses (a) and (b) above.

Change in Auditors

On June 16, 2005, Power Integrations terminated KPMG LLP as its independent registered public accounting firm. The decision to terminate KPMG LLP was approved by the Audit Committee of the Board.

In connection with the audits of the two fiscal years ended December 31, 2004, and the subsequent interim period through June 16, 2005, there were: (1) no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) no reportable events.

The audit reports of KPMG LLP on the consolidated financial statements of Power Integrations and subsidiaries as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

On June 16, 2005, Power Integrations engaged Deloitte & Touche LLP as its independent registered public accounting firm to audit its financial statements. The decision to engage Deloitte & Touche LLP was approved by the Audit Committee of the Board. Power Integrations did not, nor did anyone on its behalf, consult Deloitte & Touche LLP during Power Integrations’ two then most recent fiscal years and during the subsequent interim period prior to Power Integrations’ engagement of Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction (completed or proposed), the type of audit opinion that might be rendered on Power Integrations’ financial statements, any matter being the subject of disagreement or “reportable event” or any other matter described in Item 304(a)(2) of Regulation S-K.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD*

During 2005 and 2006, the Audit Committee of Power Integrations was composed of three non-employee directors: Messrs. Bickell, Iyer and Kvamme.

Management is responsible for Power Integrations’ internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Power Integrations’ consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Deloitte & Touche LLP and KPMG LLP. The discussions with Deloitte & Touche LLP and KPMG LLP also included the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee received from Deloitte & Touche LLP and KPMG LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with PricewaterhouseCoopers LLP.

Based on its discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Power Integrations’ Annual Report on Form 10-K for the fiscal years ended December 31, 2005 and December 31, 2006, filed with the Securities and Exchange Commission.

Audit Committee

Alan D. Bickell

Balakrishnan S. Iyer

E. Floyd Kvamme(1)

James Fiebiger(1)

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Power Integrations under the 1933 or 1934 Act.

(1)	On July 30, 2007, Mr. Kvamme ceased to be a member of the Audit Committee and Dr. Fiebiger joined the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of August 24, 2007, with respect to the beneficial ownership of Power Integrations’ common stock by:

•	each person known by Power Integrations to be the beneficial owner of more than 5% of Power Integrations common stock,

•	each executive officer named in the Summary Compensation Table,

•	each director and director nominee of Power Integrations, and

•	all executive officers and directors of Power Integrations as a group.

The address for each executive officer, director and director nominee named below is Power Integrations principal executive offices located at 5245 Hellyer Avenue, San Jose, California 95138-1002.

	Beneficial Ownership
Beneficial Owners(1)	Number of Shares(2)	Percent of Total(3)
5% Stockholders
Wasatch Advisors, Inc.(4) 150 Social Hall Avenue Suite 400 Salt Lake City, UT 84111	3,244,611	11.29%
Franklin Resources, Inc. and affiliates(5) One Franklin Parkway San Mateo, CA 94403	2,536,049	8.82%
Lord, Abbett & Co. LLC(6) 90 Hudson Street Jersey City, NJ 07302	1,774,465	6.17%
FMR Corp.(7) 82 Devonshire Street Boston, MA 02109	2,370,000	8.25%
Executive officers and directors
Balu Balakrishnan(8)	1,861,848	6.13%
John Cobb(9)	162,984	*
Bruce Renouard(10)	289,347	1.00%
Rafael Torres(11)	148,862	*
John Tomlin(12)	329,642	1.13%
Clifford J. Walker(13)	337,961	1.16%
Alan D. Bickell(14)	101,000	*
Nicholas E. Brathwaite(15)	66,666	*
R. Scott Brown(16)	102,500	*
Dr. James Fiebiger(17)	15,833	*
Balakrishnan S. Iyer(18)	36,666	*
E. Floyd Kvamme(19)	245,973	*
Steven J. Sharp(20)	83,333	*
All current executive officers and directors as a group (14 persons)(21)	4,136,823	13.98%

*	Less than 1%

(1)	Power Integrations believes that the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws (where applicable) and to the information contained in the footnotes to this table.

(2)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options to purchase common stock. Generally, options to purchase common stock of Power Integrations held by executive officers are immediately exercisable but are subject to vesting. Options to purchase common stock that are exercised prior to full vesting are subject to repurchase by us until the common stock so purchased becomes fully vested. Options to purchase common stock granted to our directors are not immediately exercisable.

(3)	Percentages are based on 28,742,684 shares of common stock outstanding on August 24, 2007, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after August 24, 2007, or October 23, 2007, are deemed to be outstanding for the purposes of calculating that stockholder’s percentage of beneficial ownership.

(4)	Based on a Form 13F filed with the SEC on August 14, 2007, as of June 30, 2007, Wasatch Advisors, Inc. held 3,244,611 shares.

(5)	Based on a Form 13G filed with the SEC on February 5, 2007, as of December 31, 2006, covering ownership by Franklin Advisers, Inc., Franklin Templeton Portfolio Advisors, Inc. and Franklin Templeton Investments (Asia) Limited, Franklin Advisers, Inc. had sole power to dispose of (or direct the disposition of) 1,583,800 shares and vote (or direct the vote of) 1,545,400 shares, Franklin Templeton Portfolio Advisors, Inc. had sole power to dispose of (or direct the disposition of) and vote (or direct the vote of) 951,719 shares and Franklin Templeton Investments (Asia) Limited had sole power to dispose of (or direct the disposition of) and vote (or direct the vote of) 530 shares.

(6)	Based on a Form 13G filed with the SEC on May 14, 2007, as of March 31, 2007, Lord, Abbett & Co. LLC had sole power to dispose of (or direct the disposition of) 1,774,465 shares and vote (or direct the vote of) 1,494,915 shares.

(7)	Based on a Form 13G filed with the SEC on February 14, 2007, as of December 31, 2006, the reported shares are beneficially owned by Fidelity Management and Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. and an investment advisor, as a result of acting as investment advisor to various investment companies. Edward C. Johnson 3d and FMR Corp., through FMR’s control of Fidelity and the funds, each had the sole power to dispose (or direct the disposition of) 2,370,000 shares and the sole power to vote (or direct the vote of) 0 shares.

(8)	Consists of 237,104 shares held by the Balu and Mohini Balakrishnan Family Trust Dated 6-9-1993, of which Mr. Balakrishnan is a trustee, and 1,624,744 shares of common stock issuable upon exercise of options, of which 328,334 shares are unvested as of October 23, 2007 (see footnote 2 of this table).

(9)	Mr. Cobb resigned from Power Integrations effective May 4, 2006. Includes 157,946 shares of common stock issuable upon exercise of options exercisable within 60 days after August 24, 2007.

(10)	Includes 288,032 shares of common stock issuable upon exercise of options, of which 72,709 shares are unvested as of October 23, 2007 (see footnote 2 of this table).

(11)	Consists of 148,862 shares of common stock issuable upon exercise of options, of which 103,125 shares are unvested as of October 23, 2007 (see footnote 2 of this table).

(12)	Consists of 7,192 shares held by Mr. Tomlin and his spouse in a joint account and 322,450 shares of common stock issuable upon exercise of options, of which 73,126 shares are unvested as of October 23, 2007 (see footnote 2 of this table).

(13)	Includes 328,009 shares of common stock issuable upon exercise of options, of which 74,376 shares are unvested as of October 23, 2007 (see footnote 2 of this table).

(14)	Includes 100,000 shares of common stock issuable upon exercise of options exercisable within 60 days after August 24, 2007.

(15)	Includes 62,500 shares of common stock issuable upon exercise of options exercisable within 60 days after August 24 , 2007.

(16)	Includes 97,500 shares of common stock issuable upon exercise of options exercisable within 60 days after August 24, 2007.

(17)	Consists of 15,833 shares of common stock issuable upon exercise of options within 60 days after August 24, 2007.

(18)	Consists of 36,666 shares of common stock issuable upon exercise of options exercisable within 60 days after August 24, 2007.

(19)	Includes 113,333 shares of common stock issuable upon exercise of options exercisable within 60 days after August 24, 2007.

(20)	Consists of 83,333 shares of common stock issuable upon exercise of options exercisable within 60 days after August 24 , 2007.

(21)	Consists of shares held by each executive officer and director, including 184,900 shares of common stock issuable upon exercise of options by Doug Bailey, of which 77,292 shares are unvested as of October 23, 2007, 4,809 shares held by Derek Bell, 327,483 shares of common stock issuable upon exercise of options by Derek Bell, of which 72,709 shares are unvested as of October 23, 2007, and the shares described in footnotes 8 and 10 through 20, above.

Equity Compensation Plan Information

The following table provides information about Power Integrations’ common stock that may be issued upon the exercise of options and rights under all of the existing equity compensation plans as of December 31, 2006, including the Power Integrations 1988 Stock Option Plan, the Power Integrations 1997 Stock Option Plan, the Power Integrations 1997 Outside Directors Stock Option Plan, the Power Integrations 1997 Employee Stock Purchase Plan and the Power Integrations 1998 Nonstatutory Stock Option Plan.

Plan category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options And Rights (a)		Weighted - Average Exercise Price Of Outstanding Options And Rights (b)		Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) (c)
Equity compensation plans approved by security holders	19,369 7,622,760 565,834 N/A	(1) (2) (3) (4)	$ $ $	0.80 19.86 23.68 N/A	— 2,443,198 136,668 390,700
Equity compensation plans not approved by security holders	283,567	(5)		$19.75	3,497

Total	8,491,530			$20.06	2,974,063

(1)	Issued under the Power Integrations 1988 Stock Option Plan.

(2)	Issued under the Power Integrations 1997 Stock Option Plan. The number of shares reserved for issuance under the 1997 Stock Option Plan is subject to an automatic increase on January 1, 2007 by a number of shares equal to 3.5% of the issued and outstanding common stock on December 31, 2006.

(3)	Issued under the Power Integrations 1997 Outside Directors Stock Option Plan.

(4)	Issued under the Power Integrations 1997 Employee Stock Purchase Plan.

(5)	Issued under the Power Integrations 1998 Nonstatutory Stock Option Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on review of the forms furnished to us, we believe that all filing requirements applicable to the executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in 2006.

COMPENSATION OF DIRECTORS

Each of our Board members, with the exception of our one employee director, Balu Balakrishnan, receive $5,000 per quarter to serve as a member of our board of directors. In addition, the chairman of our Audit Committee, Compensation Committee and Nominating Committee receive $5,000, $1,875, and $1,250 per quarter, respectively, to serve as chairpersons of these committees. Our non-employee Board members receive compensation to attend board meetings via phone or in person of $750 and $1,500, respectively. The members of our Audit, Compensation and Nominating Committees receive additional compensation for committee meeting attendance via phone or in person of $500 and $1,000, respectively. Non-employee directors are reimbursed for all reasonable travel and related expenses incurred in connection with attending Board and committee meetings. The two members of our Special Committee, which was established in March 2006 in connection with our investigation of previous stock option grant activity, each received a one-time payment of $25,000.

Additionally, directors who are not employees of Power Integrations each receive options to purchase shares of common stock under the 1997 Outside Directors Stock Option Plan (the “Directors Plan”). The Directors Plan provides for the automatic grant of nonstatutory stock options to our nonemployee directors over their period of service on the Board. The Directors Plan provides that each future nonemployee director of Power Integrations will be granted an option to purchase 30,000 shares of common stock on the date on which such individual first becomes a nonemployee director of Power Integrations (the “Initial Grant”). Thereafter, each nonemployee director who has served on the Board continuously for 12 months will be granted an additional option to purchase 10,000 shares of common stock (an “Annual Grant”). Subject to an optionee’s continuous service with Power Integrations, 1/3rd of an Initial Grant will become exercisable one year after the date of grant and 1/36th of the Initial Grant will become exercisable monthly thereafter. Each Annual Grant will become exercisable in twelve equal monthly installments beginning in the 25th month after the date of grant, subject to the optionee’s continuous service. The exercise price per share of all options granted under the Directors Plan is equal to the fair market value of a share of common stock on the date of grant. Options granted under the Directors Plan have a maximum term of ten years after the date of grant, subject to earlier termination upon an optionee’s cessation of service. In the event of certain changes in control of Power Integrations, all options outstanding under the Directors Plan will become immediately vested and exercisable in full.

Mr. Howard Earhart, who left the Board in May 2006, waived his right to receive a fee and grant of stock options as compensation for his services in 2005 as a director. Mr. Balakrishnan, our chief executive officer and president, is not separately compensated for his services as a member of the Board.

The following table shows for the fiscal year ended December 31, 2006 certain information with respect to the compensation of all non-employee directors of Power Integrations:

DIRECTOR COMPENSATION FOR FISCAL YEAR 2006

Name	Fees Earned(1)	Option Awards(2)(3)	Total
Alan D. Bickell	$78,250	$317,389	$395,639
Balakrishnan S. Iyer	$78,750	$316,963	$395,713
R. Scott Brown	$42,000	$247,295	$289,295
Dr. James Fiebiger	$56,000	$498,715	$554,715
Steven J. Sharp	$42,250	$326,988	$369,238
Nicholas E. Brathwaite	$40,000	$310,506	$350,506
E. Floyd Kvamme	$65,000	$326,988	$391,988

(1)	This column represents annual director fees, committee chairman fees and meeting attendance fees earned in 2006. It excludes fees paid in 2006 but earned in 2005.

(2)	The amounts shown in this column represent the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS No. 123(R), excluding an estimate of forfeitures related to service-based vesting conditions, and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are described in Note 5, “Stockholders’ Equity,” in our notes to consolidated financial statements as set forth in our annual report on Form 10-K for fiscal year ended 2006 as filed with the SEC on August 8, 2007. All grants were made subject to individual award agreements, the form of which was previously filed with the SEC.

(3)	The following options were outstanding as of December 31, 2006: Mr. Bickell, 115,000; Mr. Iyer, 50,000; Mr. Brown, 115,000; Dr. Fiebiger, 30,000; Mr. Sharp, 105,000; Mr. Brathwaite, 75,834; and Mr. Kvamme, 135,000.

Grants of Options to Directors

The following table sets forth each grant of options to Power Integrations’ non-employee directors during 2006 under the Directors’ Plan, together with the exercise price per share and grant fair value of each award computed in accordance with SFAS No. 123(R) using the Black-Scholes-Merton model. Subject to Dr. Fiebiger’s continued service with Power Integrations, 1/3rd of Dr. Fiebiger’s Initial Grant will become exercisable one year after the date of grant and 1/36th of his Initial Grant will become exercisable monthly thereafter. The Annual Grants to the other directors listed below will become exercisable in twelve equal monthly installments beginning in the 25th month after the date of grant, subject to the optionee’s continued service. The exercise price per share of all options granted under the Directors Plan is equal to the fair market value of a share of common stock on the date of grant. Options granted under the Directors Plan have a maximum term of ten years after the date of grant, subject to earlier termination upon an optionee’s cessation of service.

Non-employee Director	Options Granted in 2006 (#)	Grant Date	Exercise Price Per Share ($)	Grant Date Fair Value of Option Award ($)
Alan D. Bickell	10,000	04/21/06	23.96	132,508
Balakrishnan S. Iyer	10,000	02/13/06	25.88	137,500
R. Scott Brown	10,000	07/15/06	15.29	81,083
Dr. James Fiebiger	30,000	03/22/06	24.79	396,081
Steven J. Sharp	10,000	12/12/06	25.48	134,148
Nicholas E. Brathwaite	10,000	01/31/06	26.49	140,741
E. Floyd Kvamme	10,000	12/12/06	25.48	134,148

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

The primary objectives of the Compensation Committee of the Board with respect to executive compensation are as follows:

1. to attract and retain qualified executive management

2. to fairly compensate executives for the value of work provided

3. to compensate executives for achieving specific company goals and objectives

4. to provide equity awards to executives so that each executive has a meaningful ownership interest in our company

5. to implement executive compensation programs in an objective and non-discriminatory manner

To achieve these objectives, the Compensation Committee implements and maintains compensation plans that tie a substantial portion of executives’ overall compensation to our company’s financial performance and the price of our common stock. Overall, an executive’s total compensation is intended to create an executive compensation program that is set at levels competitive with the executive compensation paid by other comparable public technology companies.

Role of our Chief Executive Officer in Determining Compensation

The chief executive officer reviews with the Compensation Committee on a regular basis our compensation philosophy and programs, including named executive officers, so that the Compensation Committee can recommend any changes necessary to keep our compensation philosophy and programs aligned with our business objectives. Mr. Balakrishnan, our chief executive officer, makes recommendations to the Compensation Committee with respect to the compensation of the named executive officers. The Compensation Committee also utilizes an outside compensation consultant to provide them with advice on competitive compensation plans. The Compensation Committee considers, but is not bound to and does not always accept, management’s and the outside consultant’s recommendations with respect to executive compensation. The Compensation Committee discusses Mr. Balakrishnan’s compensation with him, but deliberates and makes decisions with respect to Mr. Balakrishnan’s compensation without him present.

Mr. Balakrishnan and other executive officers attend some of the Compensation Committee’s meetings, but leave the meetings as appropriate when matters of executive compensation specific to them are discussed.

Comparative Compensation Analysis

Power Integrations aligns both its cash and equity compensation to market comparables. The Compensation Committee selects peer companies on the basis of fiscal and business similarities to Power Integrations. The Compensation Committee analyzes market compensation practices annually using the most directly relevant published survey sources available, including surveys from Radford Surveys + Consulting (“Radford”) for the 2006 compensation analysis and Radford and Culpepper and Associates, Inc. for the 2007 compensation analysis. For 2006 and 2007, the Compensation Committee considered peer companies to be semiconductor companies with annual revenues in the range of $100 million to $400 million. A total of twenty one (21) companies are included in the group of peer companies. A sample of the considered peer companies includes Triquint Semiconductor, Inc., IXYS Corporation, Cree, Inc., Micrel Inc., and Photon Dynamics, Inc. In 2006, the Compensation Committee engaged an independent compensation consulting firm, Meyercord & Associates, Inc. (“Meyercord”), to assist in the analysis of compensation survey data. Meyercord attends Compensation Committee meetings from time to time and provides peer group analysis, feedback and recommendations to the Compensation Committee. In addition to survey data, the Compensation Committee analyzes information reported in peer companies’ SEC filings for all elements of compensation, including salary, cash incentive compensation, and equity compensation.

Timing of Equity Awards

Subject to business needs, our policy is to grant option awards to new employees on the first trading day of the month following the date of hire, and annually to grant continuing employees option awards on the third trading day following the earnings release for the first fiscal quarter of each year. Given that we were not current in our SEC filings and our common stock was delisted by The NASDAQ Stock Market until August 13, 2007, we did not grant any option awards in fiscal 2007 until after August 13, 2007. All Company option grants are set at the closing price on the day of the grant.

Comparative Compensation Analysis

The Compensation Committee is not bound by award formulas and is free to exercise its discretion to adjust cash bonus awards and equity awards.

Executive Compensation Components

Executive compensation is broken out into the following components:

Base Salary.    The Compensation Committee establishes base salaries for our executives based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, the Compensation Committee believes that executive base salaries should be targeted at or above the 50th percentile of salaries for executives in similar positions and with similar responsibilities at peer companies in order to attract and retain qualified executives. The Compensation Committee generally reviews base salaries annually, and adjusts them from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. The 2006 salaries of each of the named executive officers are set forth in the table below entitled “Summary Compensation Table.”

Annual Bonus.    The Compensation Committee believes that a substantial portion of the annual cash compensation for each executive officer should be in the form of variable incentive bonuses and our policy is to target annual incentive bonuses at or above the 50th percentile of peer companies. We established this policy and target in order to attract qualified executives, align their interests with those of our stockholders, and provide appropriate executive and leadership incentives. Generally, an executive’s annual target bonus is aligned with the target bonuses of executives with similar positions in comparable companies. For fiscal 2007, this is approximately 65% of base salary for our chief executive officer, and 40% of base salary for all other named executive officers. The annual incentive bonuses are intended to compensate officers for achieving annual financial goals at the corporate level. The 2006 target bonuses for each of the named executive officers are set forth in the table below entitled “Grants of Plan-Based Awards in 2006.”

Our annual management bonus plan provides for a cash bonus, dependent upon the level of achievement of annual financial performance. Depending on the achievement of the predetermined target, the annual bonus may be greater than the target bonus. In 2006, executives were eligible for an annual bonus, 100% of which was tied to non-GAAP earnings per share targets. The non-GAAP earnings per share targets exclude the following items: revenue related to a ship and debit settlement related to periods prior to 2006, expenses associated with the restatement of prior years earnings, certain expenses related to legal fees in defending Power Integrations’ intellectual property and related tax effects. These items were excluded because the Compensation Committee reasoned that these items were not indicative of our core operating performance and did not relate to achieving the compensation objectives as discussed above. During 2006, the Compensation Committee reviewed our definition of non-GAAP earnings per share as we incurred unexpected costs associated with our restatement of our financial statements as well as our patent litigation, and revised the definition of non-GAAP earnings per share so that the bonuses to be paid would continue to be tied to core company operating performance that the Compensation Committee designed the annual bonus plan to reward.

The Compensation Committee concluded that for 2006 the sole performance metric for the annual bonus would be a non-GAAP earnings per share target of $0.83 per share to earn a 100% bonus because this would be the key performance metric indicative of company success. The minimum threshold to earn a bonus would be $0.69 per share, below which no bonus would be earned. For every $0.01 per share increase above $0.83 per share, each executive would earn an additional 7% of their target bonus, not to exceed a maximum of 250% of their target bonus. The actual non-GAAP earnings for 2006 was $0.97 per share, or $0.14 per share above the target, and thus each executive was awarded a bonus of 198% of target.

Long-Term Equity-Based Incentive Awards.    The goal of Power Integrations’ long-term, equity-based incentive awards is to align the interests of executive officers with stockholders and to provide each executive officer with an incentive to manage Power Integrations from the perspective of an owner with an equity stake in the business. We further believe that long-term performance is achieved through a culture that encourages long-term performance by our executive officers through the use of stock-based awards. We believe that having a meaningful potential financial gain through the company stock option plan assists us in retaining our executive officers and helps align their financial interests with our stockholders’ interests. The Compensation Committee has not set stock ownership guidelines for executives because in some cases, guidelines would place a financial burden on the executive. The Compensation Committee considers the available shares for distribution and determines the size of the grants of equity-based incentives according to several factors, including the executive’s past performance and expected future contribution, the retention value of the executive’s prior unvested option grants, Power Integrations’ growth and performance outlook, and the option grants provided to executives in similar positions at comparable companies. The Compensation Committee does not believe the accounting treatment of the various types of equity awards should be the primary basis for making equity award decisions and instead primarily bases its decisions on executive and company performance and the practice of competitor companies.

During 2006, the Compensation Committee made option grants to Power Integrations’ executive officers as indicated in the “Grants of Plan-Based Awards in 2006” table below. Each grant allows the executive officer to acquire shares of Power Integrations’ common stock at a fixed price per share. The option grant will provide a return only if Power Integrations’ common stock appreciates over the option term.

Other Compensation.    Our executives are party to employment agreements and offer letters (“Employment Agreements”) that contain provisions regarding severance benefits in the event the executive is terminated without cause or is terminated in connection with a change in control. These benefits are continued health plan coverage and extended time to exercise stock options in the event of termination of employment after a set age following an extended amount of service to our company. The Compensation Committee believes these severance provisions are necessary to retain our current executives and to attract future executives. These severance benefits are coupled with non-competition and non-solicitation obligations intended to protect our proprietary data that might not be enforceable in the absence of additional consideration. The severance benefits are also intended to motivate named executive officers to continue employment with the company and maximize stockholder value in the event of a potential change in control. A summary of the material terms of these Employment Agreements, together with a quantification of the benefits available under the agreements, may be found in the section below entitled “Summary of Executive Compensation—Employment Contracts and Termination of Employment and Change of Control Agreements.”

Perquisites and Generally Available Benefit Programs

We annually review the perquisites that named executive officers receive. Our named executive officers, like our other employees, are eligible to participate in our employee stock purchase plan. In addition, the named executive officers may participate in the various employee benefit plans that are generally available to all employees, including medical, vision and dental care plans; flexible spending accounts for healthcare; life, accidental death and dismemberment and disability insurance; and paid time off.

We also maintain a 401(k) retirement savings plan for the benefit of all of our employees, including our named executive officers. In 2006, Power Integrations matched employee contributions to our 401(k) plan up to

$3,000. We do not provide specified retirement programs such as pension plans, or deferred compensation plans. We provide certain retirement benefits to the named executive officers, as described below under the heading “Pension Benefits”.

Federal Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits Power Integrations to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Internal Revenue Code. For 2006, no executive was paid more than $1 million. To date, the tax effects of Internal Revenue Code Section 162(m) have not been a material factor in establishing appropriate executive compensation.

2007 Executive Compensation Actions

On June 5, 2007, the Compensation Committee approved, consistent with the compensation philosophy and goals described above, the following salary and bonus plan.

2007 Executive Officer Bonus Plan

Each Officer, as described below, was assigned a 2007 target bonus. Bonuses will be earned based on company performance against the 2007 Executive Officer Bonus Plan’s established revenue targets and operating income targets. The operating income targets are based on non-GAAP operating income, which excludes certain expenses, including (a) SFAS 123(R) charges, (b) specified legal fees and settlements, and (c) any settlements with the Internal Revenue Service. Weighting of the target components is as follows:

Revenue	25%
Operating Income	75%
Total	100%

Revenue Component of Executive’s Bonus:

No pay out will be made if our 2007 actual revenue does not exceed at least an established minimum amount of revenue as set forth in the 2007 Executive Officer Bonus Plan. As 2007 actual revenue increases above the minimum amount of revenue, the actual bonus increases, up to 100% of the revenue component of the target bonus when actual revenue equals target revenue in the 2007 Executive Officer Bonus Plan, and continues increasing thereafter as actual revenue increases, up to a maximum of 200% of the revenue component of the target bonus.

Operating Income Component of Executive’s Bonus:

No pay out will be made if our 2007 actual operating income does not exceed at least an established minimum amount of operating income as set forth in the 2007 Executive Officer Bonus Plan. As 2007 actual operating income increases above the minimum amount of operating income, the actual bonus increases, up to 100% of the operating income component of the target bonus when actual operating income equals target operating income in the 2007 Executive Officer Bonus Plan, and continues increasing thereafter as actual operating income increases, up to a maximum of 200% of the operating income component of the target bonus. We believe these metrics are directly tied to our company’s core operating performance, are key factors in driving stockholder value, and are important business elements that our executives can meaningfully influence. By focusing on these metrics, we seek to align the financial interests of our executives with those of our stockholders. We do not believe the target goals can be easily achieved, and will require our executives to effectively implement our business plan.

2007 Salaries and Target Bonuses

Executive Officer	Title	2007 Salary	2007 Target Bonus
Balu Balakrishnan	Chief Executive Officer	$385,000	$250,000
Rafael Torres	Chief Financial Officer	$245,000	$100,000
Derek Bell	Vice President, Engineering	$265,000	$100,000
Bruce Renouard	Vice President, Worldwide Sales	$255,000	$100,000
John Tomlin	Vice President, Operations	$265,000	$100,000
Cliff Walker	Vice President, Corporate Development	$250,000	$100,000

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee of the Board of Power Integrations has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and, based upon the review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:

E. Floyd Kvamme (Chairman)

Steven J. Sharp(2)

R. Scott Brown

Alan D. Bickell(2)

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Power Integrations under the Securities Act of 1933 or the Securities Exchange Act of 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

(2)	On July 30, 2007, the Compensation Committee was reconstituted by removing Mr. Bickell and adding Mr. Sharp.

COMPENSATION TABLES

Summary of Executive Compensation

The following table shows the compensation awarded to, or earned by, our chief executive officer, our chief financial officer, our three other most highly compensated executive officers serving in such capacity at December 31, 2006, and, our former chief financial officer for whom disclosure otherwise would have been required but for the fact that he was no longer serving as an executive officer at the end of the fiscal year. We refer to these employees collectively as our “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation		Total
Balu Balakrishnan President and Chief Executive Officer	2006	$362,250	$1,000	$2,291,278	$495,000	$9,510	(4)	$3,159,040
Rafael Torres(5) Chief Financial Officer and Vice President, Finance and Administration	2006	$104,308	$50,000	$144,904	$90,049	$4,234	(6)	$393,495
John Cobb(7) Former Chief Financial Officer	2006	$86,824	—	—	—	$200,000		$286,824
Bruce Renouard Vice President, Worldwide Sales	2006	$242,500	—	$508,490	$198,000	$9,517	(8)	$958,507
John Tomlin Vice President, Operations	2006	$252,500	—	$504,663	$198,000	$4,748	(9)	$959,911
Cliff Walker Vice President, Corporate Development	2006	$237,500	—	$512,270	$198,000	$9,626	(10)	$957,396

(1)	With respect to Mr. Balakrishnan, this represents his work on one patent that was assigned to Power Integrations in 2006. With respect to Mr. Torres, this amount reflects a required payment under his employment agreement.

(2)	The dollar amounts in this column reflect the compensation expense reported by us for awards granted in, and prior to, the fiscal year ended December 31, 2006. These amounts have been calculated in accordance with SFAS No. 123(R) disregarding the estimates of forfeiture and using the Black-Scholes-Merton option pricing model. Assumptions used in the calculation of these amounts are included in Note 5, “Stockholders’ Equity,” in our notes to consolidated financial statements as set forth in our annual report on Form 10-K for fiscal year ended 2006 as filed with the SEC on August 8, 2007. These amounts do not purport to reflect the value that could be recognized by the named executive officers upon sale of the underlying securities.

(3)	The dollar amounts in this column reflect the earning of annual incentive bonuses.

(4)	Represents $3,000 contributed by Power Integrations to Mr. Balakrishnan’s 401(k) account, $2,460 for his life insurance premium, and $4,050 for reimbursement of personal income tax preparation fees.

(5)	On June 30, 2006, Power Integrations entered into an employment agreement with Mr. Torres, Power Integrations’ Vice President of Finance and Administration and Chief Financial Officer, as amended July 6, 2006, to commence employment on July 19, 2006. Under the employment agreement, Mr. Torres received a salary of $240,000 per year with a target bonus of $100,000 for 2006, prorated from his start date plus an initial bonus of $50,000. Power Integrations granted Mr. Torres options to purchase 150,000 shares of the company’s common stock at the fair market value as determined on the date of the option grant.

(6)	Represents $3,000 contributed by Power Integrations to Mr. Torres’ 401(k) account and $1,234 for his life insurance premium.

(7)	Mr. Cobb resigned from Power Integrations effective May 4, 2006. As a result of his resignation, he was not entitled to any severance benefits, including those pursuant to his employment agreement. He was paid $200,000 for provision of consulting services for a six month period beginning in June 2006.

(8)	Represents $3,000 contributed by Power Integrations to Mr. Renouard’s 401(k) account, $1,683 for his life insurance premium and $4,834 for reimbursement of taxes paid to a foreign country.

(9)	Represents $3,000 contributed by Power Integrations to Mr. Tomlin’s 401(k) account and $1,748 for his life insurance premium.

(10)	Represents $3,000 contributed by Power Integrations to Mr. Walker’s 401(k) account, $1,650 for his life insurance premium and $4,976 for vacation cash out hours allowed for all employees.

Grants of Plan – Based Awards in 2006

The following table shows for the fiscal year ended December 31, 2006, certain information regarding grants of plan-based awards, and non-equity incentive plan awards, to the named executive officers:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6)
		Threshold(2)	Target(3)	Maximum(4)
Balu Balakrishnan	—	$5,000	$250,000	$625,000	—	—	—
	02/07/06	—	—	—	180,000	$26.75	$2,558,196
Rafael Torres(7)	—	$2,000	$100,000	$250,000	—	—	—
	07/19/06	—	—	—	150,000	$16.13	$1,283,055
John Cobb(8)	—	—	—	—	—	—	—
	02/07/06				40,000	$26.75	$568,488
Bruce Renouard	—	$2,000	$100,000	$250,000	—	—	—
	02/07/06	—	—	—	40,000	$26.75	$568,488
John Tomlin	—	$2,000	$100,000	$250,000	—	—	—
	02/07/06	—	—	—	40,000	$26.75	$568,488
Cliff Walker	—	$2,000	$100,000	$250,000	—	—	—
	02/07/06	—	—	—	40,000	$26.75	$568,488

(1)	These columns set forth the target amounts of each named executive officer’s annual cash bonus award for the year ended December 31, 2006 under our annual cash bonus award program. The actual cash bonus awards earned for the year ended December 31, 2006 for each named executive officer are set forth in the “2006 Summary Compensation Table” above. As such, the amounts set forth in these columns do not represent additional compensation earned by the named executive officers for the year ended December 31, 2006. For a description of our annual cash bonus award program, see “Compensation Discussion and Analysis.”

(2)	Threshold represents the minimum amount earned for meeting the minimum performance metric of non-GAAP earnings per share of $0.69.

(3)	Target represents the amount earned for attaining the performance metric of non-GAAP earnings per share $0.83.

(4)	Maximum represents the maximum payout under the program, which is 250% of target.

(5)

Stock options were granted pursuant to the 1997 Stock Option Plan and were immediately exercisable. However, as discussed in “Stock Options Amendments” immediately below, certain executive options were amended to limit exercisability to a specific year. Six months from the date of grant, 1/8th of the shares subject to the stock option vest, with the remainder vesting monthly over the subsequent 42 months subject to the optionee’s continued employment or service with Power Integrations. Power Integrations has a right to repurchase shares issued upon the exercise of unvested options until such shares become vested. Under the terms of the 1997 Stock Option Plan, the administrator retains the discretion, subject to the 1997 Stock Option Plan limits, to modify the terms of outstanding options and to reprice outstanding options. The options generally have a maximum term of 10 years, subject to earlier termination in certain situations related to cessation of employment or service.

(6)	Represents the grant date fair value of such option award as determined in accordance with SFAS No. 123(R). These amounts have been calculated in accordance with SFAS No. 123(R) using the Black-Scholes-Merton valuation model.

(7)	Mr. Torres’ incentive plan award, above, was pro-rated to his start date of July 19, 2006 to achieve his actual award as per footnote 5 of the “Summary Compensation Table” above.

(8)	Mr. Cobb’s options that were granted in 2006, none of which had vested, were cancelled upon his resignation from Power Integrations, effective May 4, 2006.

The amount of salary and bonus in proportion to total compensation in 2006 varied by executive but was consistent with the Compensation Committee’s objectives with respect to executive compensation. See “Compensation Discussion and Analysis” above for a discussion of our annual bonus structure and other elements of compensation.

Stock Option Amendments

In December 2006, we permitted our named executive officers to amend certain stock options held by them to change the terms of the stock options to either (a) increase the exercise price of the options, or (b) specify that they would only be exercisable during a specified calendar year. They could make a separate election for each separate option. We did this to enable the named executive officers to avoid the application of Section 409A of the Internal Revenue Code to these options, which imposes significant additional taxes on stock options granted with an exercise price lower than the fair market value on the date of grant that vest after December 31, 2004. We had determined that the exercise prices of certain options previously granted to our current and former officers were granted at less than the fair market value of our common stock at the time of such grants, and therefore enabled them to effect this “cure” by increasing the exercise price or restricting the exercise period. The table below indicates the officers who elected to amend certain stock options to the terms as described above.

Agreement with Former Chief Financial Officer

On June 15, 2006, we entered into an agreement with John Cobb, our former Chief Financial Officer. Pursuant to the Agreement, among other things, Mr. Cobb confirmed his resignation as an officer and employee of Power Integrations, confirmed that he was not entitled to any severance benefits from Power Integrations, and agreed to release Power Integrations from any and all claims that Mr. Cobb may have against Power Integrations. The agreement also provided for Mr. Cobb to provide us with six months of consulting services (including answering questions, assisting in the orderly transition of his duties, and assisting with our special investigation of our option granting processes), for a fee of $200,000.

Outstanding Equity Awards at 2006 Fiscal Year – End

The following table shows for the fiscal year ended December 31, 2006, certain information regarding outstanding equity awards at fiscal year end for the named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities underlying Unexercised Options Unexerciseable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Balu Balakrishnan	51,500			$14.22	04/20/09
	33,361			$15.06	04/14/10
	6,639			$15.06	04/14/10
	261,346			$12.10	05/31/11
	15,000			$12.10	12/31/07	(2)
		15,390		$12.10	12/31/08	(2)
	2,699			$17.75	01/08/13
	2,934		118	$18.95	01/08/13	(3)
	141,050			$17.75	01/08/13
	153,317		6,133	$18.95	01/08/13	(3)
	136,887			$14.82	02/21/12
	25,000			$14.82	12/31/07	(2)
		31,366		$14.82	12/31/08	(2)
	7,403			$12.10	05/31/11
	861			$12.10	12/31/07	(2)
	4,779			$14.82	02/21/12
	1,968			$14.82	12/31/07	(2)
	180,000		142,500	$26.75	02/07/16
	200,000		104,167	$17.18	01/24/15
	40,000			$15.06	04/14/10
	196,327		57,262	$27.22	02/04/14
	3,673		1,071	$27.22	02/04/14

Rafael Torres	150,000		150,000	$16.13	07/19/16

John Cobb	4,903			$12.10	05/31/10
	861			$12.10	12/31/07	(2)
	68,013			$12.10	05/31/10
	13,723			$12.10	12/31/07	(2)
	4,779			$14.82	02/21/12
	1,968			$14.82	12/31/07	(2)
	30,637			$14.82	02/21/12
	12,616			$14.82	12/31/07	(2)
	1,643			$17.75	01/08/13
	2,934			$17.75	12/31/07	(2)
	11,481			$17.75	01/08/13
	20,504			$17.75	12/31/07	(2)
	2,066			$27.22	02/04/14
	26,059			$27.22	02/04/14
	14,062			$17.18	01/24/15

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities underlying Unexercised Options Unexerciseable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Bruce Renouard	20,504		821	$18.95	01/08/13	(3)
	18,863			$17.75	01/08/13
	3,673		1,071	$27.22	02/04/14
	51,471			$14.82	02/21/12
	21,782			$14.82	12/31/07	(2)
		20,000		$14.82	12/31/08	(2)
	4,779			$14.82	02/21/12
		1,968		$14.82	12/31/09	(2)
	40,000		31,667	$26.75	02/07/16
	41,327		12,054	$27.22	02/04/14
	45,000		23,438	$17.18	01/24/15
	2,699			$17.75	01/08/13
	2,934		118	$18.95	01/08/13	(3)

John Tomlin	40,000		31,667	$26.75	02/07/16
	16,467		821	$18.95	01/08/13	(3)
	1,989			$14.82	02/21/12
	1,968			$14.82	12/31/07	(2)
	105,091			$18.60	10/10/11
	18,459			$18.60	12/31/07	(2)
		18,000		$18.60	12/31/08	(2)
	3,843			$14.82	12/31/07	(2)
	45,000		23,438	$17.18	01/24/15
	46,327		13,512	$27.22	02/04/14
	3,673		1,071	$27.22	02/04/14
	2,934		118	$18.95	01/08/13	(3)
	1,699			$17.75	01/08/13

Cliff Walker	4,779			$14.82	02/21/12
	1,968			$14.82	12/31/07	(2)
	6,639			$15.06	04/14/10
	41,327		12,054	$27.22	02/04/14
	18,863			$17.75	01/08/13
	20,504		821	$18.95	01/08/13	(3)
	8,361			$15.06	04/14/10
	7,403			$12.10	05/31/11
	861			$12.10	12/31/07	(2)
	41,262			$14.82	02/21/12
		6,991		$14.82	12/31/08	(2)
		10,000		$14.82	12/31/09	(2)
	40,000		31,667	$26.75	02/07/16
	50,000		26,042	$17.18	01/24/15
	3,673		1,071	$27.22	02/04/14
	23,951			$12.10	05/31/11
	2,785			$12.10	12/31/07	(2)
	2,699			$17.75	01/08/13
	2,934		118	$18.95	01/08/13	(3)
	15,000			$15.06	04/14/10

(1)	Except as described in footnote (2) below, options in this table were granted from the 1997 Stock Option Plan and are immediately exercisable (except that they are not exercisable during the period during which the registration statements registering the sale of the common stock upon exercise are not effective, which is the case until such time as we are current in our SEC filings and relisted on Nasdaq) and vest fully within four years from the grant date subject to the optionee’s continued employment or service with Power Integrations. Such options vest at the rate of 1/8 on the six-month anniversary of the date of grant and 1/48 monthly thereafter. Power Integrations has a right to repurchase shares issued upon the exercise of unvested options until such shares become vested. Under the terms of the 1997 Stock Option Plan, the administrator retains the discretion, subject to the 1997 Stock Option Plan limits, to modify the terms of outstanding options and to reprice outstanding options. The options generally have a maximum term of 10 years, subject to earlier termination in certain situations related to cessation of employment or service.

(2)	As described under “Stock Option Amendments” above, our named executive officers voluntarily amended a number of the stock options held by them to provide that they were only exercisable during a specified calendar year. This is one of the options that were so amended, and the option expiration date is the last day of the calendar year in which they are exercisable.

(3)	As described under “Stock Option Amendments” above, our named executive officers voluntarily amended a number of the stock options held by them to increase the exercise price. This is one of the options that were so amended, and the option exercise price reflects the exercise price as so increased.

2006 Option Exercises

The following table presents information concerning the aggregate number of shares for which options were exercised during fiscal 2006 for each of the named executive officers.

Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
Balu Balakrishnan	1,500	$17,007
Rafael Torres	—	—
John Cobb	—	—
Bruce Renouard	—	—
John Tomlin	—	—
Cliff Walker	—	—

(1)	Represents the difference between the aggregate market price of the common stock acquired on the date of exercise and the aggregate exercise price.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

Chief Executive Officer Benefits Agreement.    As of April 25, 2002, Power Integrations entered into a chief executive officer benefits agreement with Balu Balakrishnan. The form of the agreement was approved by the Compensation Committee on April 18, 2002 and amended by the Compensation Committee on August 8, 2007 (the “CEO Benefits Agreement”). The CEO Benefits Agreement, as amended, provides for certain benefits, including:

•	acceleration of vesting upon a change of control of Power Integrations,

•

severance benefits in the event of termination of employment by Power Integrations without cause on or within 18 months after a change of control or resignation by the chief executive officer for good reason within 18 months after a change of control,

•	severance benefits in the event of termination of employment by Power Integrations without cause or resignation by the chief executive officer for good reason, and

•	retirement benefits.

A change of control is defined in the CEO Benefits Agreement as an acquisition by any person of a beneficial ownership of 50% or more of Power Integrations’ voting stock, certain mergers or other business combinations involving Power Integrations, the sale of more than 50% of Power Integrations’ assets, liquidation of Power Integrations, or a change in the majority of the incumbent members of the Board (except changes in the Board’s composition approved by a majority of the directors).

Upon a change of control, 50% of Mr. Balakrishnan’s then-unvested shares will vest, but if an acquiring company does not assume the options, 100% of Mr. Balakrishnan’s then-unvested shares will vest.

Mr. Balakrishnan is entitled to severance benefits in the event that he is terminated without cause on or within 18 months after a change of control or in the event that he resigns for good reason within 18 months after a change of control. “Cause” includes, among other acts, a material act of theft, dishonesty, fraud, falsification of records, improper disclosure of confidential information, or an intentional act by an executive causing harm to the reputation of Power Integrations, and “good reason” includes, among other acts, a material decrease in an executive’s compensation or benefits following a change of control, a demotion or material reduction in responsibility level, or relocation of more than 50 miles from executive’s current work place or a material adverse change in working conditions or established working hours which persist for a period of six months.

Such severance benefits include a lump-sum cash payment equal to twelve months of his highest annual salary plus targeted annual incentive bonus, acceleration of 100% of all his then-outstanding stock options, extension of the post-termination stock option exercise period to one year, and continued medical and dental coverage under the Power Integrations health plans for twelve months at Power Integrations’ expense.

In addition, Mr. Balakrishnan is entitled to severance benefits in the event of termination of employment by Power Integrations without cause or resignation by Mr. Balakrishnan for good reason. Such severance benefits include a lump-sum cash payment equal to twelve months of his highest annual salary plus targeted annual incentive bonus, acceleration of 50% of all his then-unvested stock options, and continued medical and dental coverage under the Power Integrations health plans for twelve months at Power Integrations’ expense.

Mr. Balakrishnan is entitled to retirement benefits if he has served Power Integrations for 15 years, and has achieved an age of 50, or has served Power Integrations for 10 years and has achieved an age of 55, is not employed elsewhere full time (other than for an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended), or otherwise engaged in “Competition” (as defined in the CEO Agreement) with Power Integrations, and does not recruit or employ any present or future employee of Power Integrations. All such retirement benefits shall terminate immediately and permanently if Mr. Balakrishnan is employed full time by a third party (other than for an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended) or engages in “Competition” (as defined in the CEO Agreement) with Power Integrations after such retirement date. Power Integrations will use commercially reasonable efforts to provide that Mr. Balakrishnan will continue to be eligible for coverage under Power Integrations’ medical and dental plans upon retirement and shall facilitate Mr. Balakrishnan’s receipt of certain benefits by, among other things, providing written notice at least ten days in advance of a change of control transaction. Mr. Balakrishnan is entitled to the extension of his post-termination stock option exercise period for vested options for the term of the option and medical and dental benefits for his dependents at Power Integrations’ expense until he achieves the age of 65; thereafter, participation in the health plans would be at Mr. Balakrishnan’s expense; provided, however, that the period of extended option exercisability and the payment of benefits (including but not limited to severance, medical, dental and retirement) shall be subject to adjustment to help avoid excise tax under Section 409A of the Internal Revenue Code of 1986, as amended, and the extended option exercise period shall not apply if substantially all options under the relevant plan terminate in connection with a change of control under current stock option plans or in connection with an event or transaction under a future equity incentive plan. These retirement benefits will also become available if Mr. Balakrishnan’s employment terminates due to death or disability.

The post-termination exercise period for Mr. Balakrishnan’s vested stock options will be extended only if such extension does not require Power Integrations to incur a compensation expense for financial statement purposes.

If any of the payments and benefits provided under the CEO Benefits Agreement in connection with a change of control (the “Payments”) would result in a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, the amount of such Payments will be either (i) the full amount of the Payments or (ii) a reduced amount which would result in no portion of the Payments being subject to excise tax (as defined in the CEO Benefits Agreement), whichever amount provides the greatest amount of benefit to the chief executive officer.

Executive Officer Benefits Agreements.    As of April 25, 2002, Power Integrations entered into executive officer benefits agreements with John Cobb, our former Chief Financial Officer (the “Cobb Benefits Agreement”), Bruce Renouard, vice president, worldwide sales, John Tomlin, vice president, operations, and Clifford J. Walker, vice president, corporate development. The form of the executive officer benefits agreement was approved by the Compensation Committee on April 18, 2002 and was amended by the Compensation Committee with respect to Messrs. Renouard, Tomlin and Walker (each, an “Officer”) on August 8, 2007 (the “Executive Officer Benefits Agreements”). For the executive officers specified in this paragraph, the Cobb Benefits Agreement and the Executive Officer Benefits Agreements, as amended, provide for certain benefits, as described below, including:

•	acceleration of vesting of stock options upon a change of control of Power Integrations,

•

severance benefits in the event of termination of employment by Power Integrations without cause on or within 18 months after a change of control or resignation by the executive officer for good reason within 18 months after a change of control,

•	severance benefits in the event of termination of employment by Power Integrations without cause or resignation by the executive officer for good reason, and

•	retirement benefits.

A change of control is defined in the Cobb Benefits Agreement and the Executive Officer Benefits Agreements as an acquisition by any person of a beneficial ownership of 50% or more of Power Integrations’ voting stock, certain mergers or other business combinations involving Power Integrations, the sale of more than 50% of Power Integrations’ assets, liquidation of Power Integrations, or a change in the majority of the incumbent members of the Board (except changes in the Board’s composition approved by a majority of the directors).

Cobb Benefits Agreement

The Cobb Benefit Agreement provided for the benefits described above. However, on June 15, 2006, Power Integrations and Mr. Cobb entered into an agreement pursuant to which, among other things, Mr. Cobb was paid $200,000 for six months of consulting following the agreement, and Mr. Cobb released Power Integrations from any obligations under the Cobb Benefits Agreement.

Executive Officer Benefits Agreements, as amended

Upon a change of control, 25% of the Officer’s then-unvested shares will vest. However, if an acquiring company does not assume the options, 50% of the Officer’s then-unvested shares will vest if the Officer is a

“new executive” (an executive with fewer than five years of service to Power Integrations as an executive officer) and 100% of the Officer’s then-unvested shares will vest if the Officer is a “senior executive” (an executive with at least five years of continuous service to Power Integrations as an executive officer).

Each Officer is entitled to severance benefits in the event that he is terminated without “cause” on or within 18 months after (i) a change of control or (ii) the date that the person serving as chief executive officer of Power Integrations as of the effective date of the Executive Officer Benefits Agreement, as amended, ceases to serve in such office. Further, each Officer is entitled to severance benefits in the event that he resigns for “good reason” within 18 months after (i) a change of control or (ii) the date that the person serving as chief executive officer of Power Integrations as of the effective date of the Executive Officer Benefits Agreement, as amended, ceases to serve in such office. “Cause” includes, among other acts, a material act of theft, dishonesty, fraud, falsification of records, improper disclosure of confidential information, or an intentional act by the Officer causing harm to the reputation of Power Integrations, and “good reason” includes, among other acts, a material decrease in the Officer’s compensation or benefits following a change of control, a demotion or material reduction in responsibility level, or relocation of more than 50 miles from the Officer’s current work place or a material adverse change in working conditions or established working hours which persist for a period of six months.

Such severance benefits include a lump-sum cash payment equal to six months of the Officer’s highest annual salary from Power Integrations plus 50% of the Officer’s targeted annual incentive bonus (and for a senior executive, up to an additional six months of salary and 50% of bonus until such senior executive secures new employment, paid on a ratable monthly basis), vesting of 50% of then-unvested shares if the Officer is a new executive, or vesting of 100% of then unvested shares, if the Officer is a senior executive, extension of the post-termination stock option exercise period to one year for vested options, and continued medical and dental coverage under the Power Integrations’ health plans at Power Integrations’ expense for up to six months if the Officer is a new executive, or for up to twelve months if the Officer is a senior executive.

In the event of a change of control, Power Integrations undertakes to facilitate the Officer’s receipt of certain benefits by, among other things, providing written notice at least ten days in advance of such transaction.

In addition, each Officer is entitled to severance benefits in the event of termination of employment by Power Integrations without cause or resignation by such Officer for good reason. Such severance benefits include a lump-sum cash payment equal to six months of the Officer’s highest annual salary plus 50% of the Officer’s targeted annual incentive bonus, and continued medical and dental coverage under the Power Integrations’ health plans for six months at Power Integrations’ expense.

Each Officer is entitled to retirement benefits if he has served Power Integrations for 15 years, and has achieved an age of 50, or has served Power Integrations for 10 years and has achieved an age of 55, is not employed elsewhere, full time (other than for an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended), or otherwise engaged in competition with Power Integrations, and does not recruit or employ any present or future employee of Power Integrations. The Officer is entitled to the extension of his post-termination stock option exercise period for vested options for the earlier of the term of the option and five years and medical and dental benefits for his dependents at Power Integrations’ expense until he achieves the age of 65; thereafter, participation in the health plans would be at the Officer’s expense. Power Integrations will use commercially reasonable efforts to provide that the Officer will continue to be eligible for coverage under Company medical and dental plans upon retirement. These retirement benefits will also become available if an Officer was eligible for such benefits and his employment terminates due to death or disability.

The post-termination exercise period for an Officer’s vested stock options granted prior to April 26, 2002 will be extended only if such extension does not require Power Integrations to incur a compensation expense for financial statement purposes.

A new executive will be first eligible for benefits under an Executive Officer Benefits Agreement, as amended, upon completion of one year of continuous service as an executive officer unless the Board of Directors or the Compensation Committee determines otherwise.

If any of the payments and benefits provided under the Executive Officer Benefits Agreements, as amended, in connection with a change of control (the “Payments”) would result in a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, the amount of such Payments will be either (i) the full amount of the Payments or (ii) a reduced amount which would result in no portion of the Payments being subject to excise tax (as defined in the Executive Officer Benefits Agreements, as amended), whichever amount provides the greatest amount of benefit to the Officer.

The period of extended option exercisability and the payment of benefits (including but not limited to severance, medical, dental and retirement) shall be subject to adjustment to help avoid excise tax under Section 409A of the Internal Revenue Code of 1986, as amended. Further, the Executive Officer Benefits Agreements, as amended, provide that the extended option exercise period does not apply if substantially all options under the relevant plan terminate in connection with a change of control under current stock option plans or in connection with an event or transaction under a future equity incentive plan.

The Compensation Committee also approved the entry by Power Integrations into an Executive Officer Benefits Agreement with Rafael Torres, Chief Financial Officer, which contains the same material terms as described above for the Officer’s Executive Officer Benefits Agreements, as amended, but providing that options granted prior to August 8, 2007 will only have extended exercisability if it does not cause Power Integrations to incur a compensation charge.

Pension Benefits

The following table provides information concerning the actuarial present value of retirement health benefits as of December 31, 2006.

	Option Awards
Name	Number of Years Credited Service	Present Value of Accumulated Benefit
Balu Balakrishnan	18	$20,265
Rafael Torres	—	$—
Bruce Renouard	5	$5,957
John Tomlin	5	$4,483
Cliff Walker	12	$17,539

Mr. Balakrishnan and Mr. Walker are eligible to receive medical benefits upon retirement. The valuation method and all material assumptions are as follows:

The amounts determined in the above/following table are associated with the provision of health care coverage after retirement. The valuation method is pursuant to the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions. The Projected Unit Credit attribution method was used; the attribution of the obligation is over the period from hire to benefit eligibility (the earlier of age 50 with 15 years of service or age 55 with 10 years of service). Other than for eligibility purposes, service is not considered in the calculation. The benefit consists of health care coverage from retirement until age 65. The basis for the benefit is premiums paid by the employer to a third-party insurer, without additional subsidy imputed. The obligations were calculated using the following assumptions:

•	The discount rate for future payments was 5.75% as of 12/31/2006 (and 5.50% as of 12/31/2005).

•	The assumed annual increase in health care costs is 11% as of 12/31/2006, with the annual increase lessening by 1/2% per year, to an ultimate rate of 5% in 2019.

•	25% of active participants are assumed to become eligible and elect coverage at retirement.

•	Retirement is assumed to take place at age 62, or at first eligibility if older.

•	2/3 of active employees are assumed to have eligible spouses who, at the employee’s retirement, will be covered by the plan. Husbands are assumed to be three years older than their wives.

Potential Payments upon Retirement or Change of Control

The following table provides information concerning the estimated payments and benefits that would be provided in each of the circumstances described above. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2006 (December 29, 2006), and the price per share of Power Integrations’ common stock is the closing price on the Pink Sheets as of that date ($23.45). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Retirement	Potential Payments Upon Involuntary Termination Other Than for Cause or Voluntary Termination for Good Reason			Continuation of Service Without Termination
Name/Type of Benefit	Benefits(1)	Severance(2)	After Change of Control Acquiring Company Assumes Options(3)	After Change of Control Acquiring Company Does Not Assume Options(4)	After Change of Control Acquiring Company Assumes Options(5)	After Change of Control Acquiring Company Does Not Assume Options(6)

Balu Balakrishnan
Cash Severance—Base Salary	$—	$365,000	$365,000	$365,000	$—	$—
Cash Severance—Bonus	—	250,000	250,000	250,000	—	—
Vesting Acceleration(7)	—	340,635	681,257	681,257	340,635	681,257
Continued Coverage of Employee Benefits(8)	$172,917	13,301	13,301	13,301	—	—

Total Termination Benefits:(9)	$172,917	$968,936	$1,309,558	$1,309,558	$340,635	$681,257

Bruce Renouard
Cash Severance—Base Salary	$—	$122,500	$122,500	$122,500	$—	$—
Cash Severance—Bonus	—	50,000	50,000	50,000	—	—
Vesting Acceleration(7)	—	—	94,491	113,393	37,800	75,594
Continued Coverage of Employee Benefits(8)	—	2,931	2,931	2,931	—	—

Total Termination Benefits:(9)	$—	$175,431	$269,922	$288,824	$37,800	$75,594

John Tomlin
Cash Severance—Base Salary	$—	$127,500	$127,500	$127,500	$—	$—
Cash Severance—Bonus	—	50,000	50,000	50,000	—	—
Vesting Acceleration(7)	—	—	94,491	113,393	37,800	75,594
Continued Coverage of Employee Benefits(8)	—	6,067	6,067	6,067	—	—

Total Termination Benefits:(9)	$—	$183,567	$278,058	$296,960	$37,800	$75,594

	Retirement	Potential Payments Upon Involuntary Termination Other Than for Cause or Voluntary Termination for Good Reason			Continuation of Service Without Termination
Name/Type of Benefit	Benefits(1)	Severance(2)	After Change of Control Acquiring Company Assumes Options(3)	After Change of Control Acquiring Company Does Not Assume Options(4)	After Change of Control Acquiring Company Assumes Options(5)	After Change of Control Acquiring Company Does Not Assume Options(6)

Cliff Walker
Cash Severance—Base Salary	$—	$120,000	$120,000	$120,000	$—	$—
Cash Severance—Bonus	—	50,000	50,000	50,000	—	—
Vesting Acceleration(7)	—	—	104,699	125,639	41,882	83,758
Continued Coverage of Employee Benefits(8)	58,616	2,931	2,931	2,931	—	—

Total Termination Benefits(9)	$58,616	$172,931	$277,630	$298,570	$41,882	$83,758

(1)	Reflects medical and dental benefits until the age of 65 based upon the rates at December 31, 2006.

(2)	Reflects benefits in the event of involuntary termination other than for cause or voluntary termination for good reason; with respect to Mr. Balakrishnan twelve months salary plus his targeted annual bonus plus 50% of all his then-unvested options plus twelve months medical and dental coverage.

(3)	Reflects benefits in the event of a change of control where the acquiring company assumes outstanding options. For termination within 18 months of a change of control other than for cause or voluntary termination for good reason, with respect to Mr. Balakrishnan twelve months salary plus his targeted annual bonus plus 100% of all his then-unvested options plus twelve months medical and dental coverage; for all others, six months salary plus 50% of targeted bonus plus 25% of unvested options would vest upon change of control and 50% of then-unvested options would vest upon severance plus six months medical and dental coverage.

(4)	Reflects benefits in the event of a change of control where the acquiring company did not assume outstanding options. For termination other than for cause or voluntary termination for good reason, with respect to Mr. Balakrishnan twelve months salary plus his targeted annual bonus plus 100% of all his then-unvested options plus twelve months medical and dental coverage; for all others, six months salary plus 50% of targeted bonus plus 50% of unvested options would vest upon change of control and 50% of then-unvested options would vest upon severance plus six months medical and dental coverage.

(5)	Reflects benefits in the event of a change of control where the acquiring company assumes outstanding options and continuation of service. With respect to Mr. Balakrishnan 50% of all his then-unvested options would vest; for all others, 25% of the unvested options would vest.

(6)	Reflects benefits in the event of a change of control where the acquiring company did not assume outstanding options and continuation of service. With respect to Mr. Balakrishnan 100% of all his then-unvested options would vest; for all others, 50% of the unvested options would vest.

(7)	Reflects the aggregate market value of unvested option grants. For unvested option grants, aggregate market value is computed by multiplying (i) the difference between $23.45, the closing price per share on the Pink Sheets at December 29, 2006, and the exercise price of the option, by (ii) the number of shares underlying unvested options at December 29, 2006.

(8)	For retirement, upon completion of service and age requirements, health coverage is paid until the age of 65. For severance, reflects the cost of health coverage (COBRA) to maintain the benefits currently provided.

(9)	Assuming a termination date of December 29, 2006 and a price per share of $23.45, Power Integrations believes that the named executives listed in the table above would not have been entitled to a gross-up payment for any excise tax liabilities under Section 280G of the Internal Revenue Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006, Power Integrations’ Compensation Committee consisted of Mr. Kvamme, Mr. Brown and Mr. Bickell. None of the current members of the Compensation Committee is or was an officer or employee of Power Integrations or its subsidiaries. None of Power Integrations’ executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Power Integrations’ Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

We did not conduct any transactions with related persons in fiscal 2006 that would require disclosure in this proxy or approval by the Audit Committee or another independent body of the Board.

Related Party Transactions Policies and Procedures

Our policy, included in our Code of Business Conduct and Ethics, is that all directors, officers, and employees must avoid any activity that is or appears to conflict with the interests of Power Integrations. Our directors, officers, and employees are aware of the applicable provisions of our Code of Business Conduct and Ethics, and we become aware of related party transactions through periodic reviews by, and notifications to, management, including the completion of an annual Director and Officer questionnaire. We conduct a review of all related party transactions for potential conflict of interest. Any potential conflicts of interest must be reviewed and ratified, if applicable, by the Audit Committee and or another independent body of our board of directors. During fiscal 2006, we did not have any related party transactions requiring review, nor did we have any transactions where the policy and procedure were not followed.

Director Independence

The information required by this Item related to the names of our current directors and the independence of our current directors is incorporated by reference to information set forth in Proposal 1, Independence of our Board.

In addition to our current directors, Howard Earhart served as our Chairman of the Board until his resignation in May 2006. Mr. Earhart was our chief executive officer and a director from 1995 through 2002. Mr. Earhart was also determined to be an independent director during 2006.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Power Integrations stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding,” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Investor Relations Department, Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002, or contact Investor Relations Department at 408-414-8528. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

/s/    RAFAEL TORRES

Rafael Torres

Secretary

September 12, 2007

A copy of Power Integrations’ Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2006 is available on our website, www.powerint.com. A printed copy is also available without charge upon written request to: Investor Relations Department, Power Integrations, Inc., 5245 Hellyer Avenue, San Jose, California 95138-1002.

APPENDIX A

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION OF

POWER INTEGRATIONS, INC.

POWER INTEGRATIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is POWER INTEGRATIONS, INC.

SECOND: The original name of the corporation was Power Integrations Delaware Corporation.

THIRD: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is August 12, 1997.

FOURTH: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation as follows:

Article SIXTH shall be amended and restated to read in its entirety as follows:

“A.    The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). All directors elected prior to or at the Corporation’s 2007 Annual Meeting and in office as of the date of the filing hereof were elected for three year terms, expiring at the third annual meeting following their election. All directors elected after the Corporation’s 2007 Annual Meeting shall be elected at each annual meeting of stockholders for a term expiring at the next annual meeting of stockholders following their election. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article SIXTH, Section C below may be filled at a special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

B.    Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C.    Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article SIXTH, Section A above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.”

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FIFTH: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Power Integrations, Inc. has caused this Certificate of Amendment to be signed by its President this      day of                     , 2007.

POWER INTEGRATIONS, INC.

By:
Balu Balakrishnan, President

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APPENDIX B

POWER INTEGRATIONS, INC.

2007 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD: SEPTEMBER 10, 2007

SUBJECT TO APPROVAL BY THE STOCKHOLDERS: NOVEMBER 7, 2007

TERMINATION DATE: SEPTEMBER 9, 2017

1. GENERAL.

(a) Amendment and Restatement. The Plan is adopted to amend and restate the Company’s 1997 Stock Option Plan (the “Original Plan”). All outstanding Stock Awards granted before the amendment and restatement of the Plan shall continue to be governed by the terms of the Original Plan. All Stock Awards granted after the Effective Date shall be governed by the terms contained herein.

(b) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(c) Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, and (vii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Stock Awards; (B) when and how each Stock Award shall be granted; (C) what type or combination of types of Stock Award shall be granted; (D) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Stock Award fully effective.

(iii) To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Stock Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Stock Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Stock Awards available for issuance under the Plan. Except as provided above, rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (i) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (ii) Section 422 of the Code regarding Incentive Stock Options, or (iii) Rule 16b-3.

(viii) To approve forms of Stock Award Agreements for use under the Plan and to amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Stock Award as an Incentive Stock Option or to bring the Stock Award into compliance with Section 409A of the Code and the related guidance thereunder.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to Officers. The Board may delegate to one or more Officers the authority to do one or both of the following: (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Options (and, to the extent permitted by Delaware law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officers and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 13(u)(ii) below.

(e) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, or (ii) cancel and re-grant any outstanding Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within a twelve (12) month period preceding or following such an event.

(f) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards under the Plan shall not exceed Eleven Million Nine Hundred Ninety-Six Thousand Nine Hundred Twenty-Nine (11,996,929) shares. Such share reserve consists solely of shares remaining available for issuance under the Original Plan, including shares subject to outstanding options under the Original Plan. Subject to Section 3(b), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 5, or (B) a Stock Appreciation Right granted under Section 6(c), and (ii) two (2) shares for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 6. Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) a Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as two (2) shares against the number of shares available for issuance under the Plan pursuant to Section 3(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 3(b), then the number of shares of Common Stock available for issuance under the Plan shall increase by two (2) shares.

(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 3, subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be Eleven Million Nine Hundred Ninety-Six Thousand Nine Hundred Twenty-Nine (11,996,929) shares of Common Stock.

(d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than five hundred thousand (500,000) shares of Common Stock.

(d) Consultants. A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the availability of Form S-8.

5. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall conform to (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

(c) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(d) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner that is not prohibited by applicable tax and securities laws upon the Optionholder’s request.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option.

(e) Vesting of Options Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g) Extension of Termination Date. In the event that exercise of an Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(h) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous

Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j) Non-Exempt Employees. No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company; (B) past or future services actually or to be rendered to the Company or an Affiliate; or (C) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award.

(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that is determined by the Board on the date of grant of the Stock Appreciation Right.

(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Right will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(d) Performance Stock Awards. A Performance Stock Award is either a Restricted Stock Award or Restricted Stock Unit Award that may be granted or may vest based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be received by any Participant in a calendar year attributable to Performance Stock Awards described in this Section 6(d) shall not exceed the value of five hundred thousand (500,000) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities laws.

(c) No Obligation to Notify. The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8. MISCELLANEOUS.

(a) Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from a Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Stock Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Stock Award granted hereunder is subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Stock Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Stock Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Stock Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Stock Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Stock Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 4(c) and 6(d); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in a Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action with respect to all Stock Awards, portions thereof, or with respect to all Participants.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control. In the absence of such provisions, no such acceleration shall occur.

10. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

11. EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon approval by the stockholders at the 2007 Annual Meeting.

12. CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the foregoing definition.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without the receipt of consideration” by the Company.

(d) “Cause” means with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(e) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.

For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of the Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Power Integrations, Inc., a Delaware corporation.

(j) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an “Affiliate,” as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(l) “Corporate Transaction” means an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(m) “Covered Employee” means the chief executive officer and the three (3) other highest compensated officers of the Company (except the chief financial officer) for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(n) “Director” means a member of the Board.

(o) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(p) “Effective Date” means the effective date of the Plan as specified in Section 11.

(q) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(r) “Entity” means a corporation, partnership, limited liability company or other entity.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(u) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any market system, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing sales price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Section 409A of the Code.

(v) “Incentive Stock Option” means an Option that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(x) “Nonstatutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(aa) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(bb) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(cc) “Original Plan” means the Company’s 1997 Stock Option Plan as in effect immediately prior to the Effective Date.

(dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh) “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(ii) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) orders and revenue; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders’ equity; (xxxi) quality measures; and (xxxii) to the extent that a Stock Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the satisfaction of the Performance Criteria. Performance Goals may be based on a

Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Stock Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(ll) “Performance Period” means one or more periods of time, which may be of varying and overlapping duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award.

(mm) “Performance Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(nn) “Plan” means this Power Integrations, Inc. 2007 Equity Incentive Plan.

(oo) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(pp) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(qq) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(rr) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(tt) “Securities Act” means the Securities Act of 1933, as amended.

(uu) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(vv) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(ww) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or an Other Stock Award.

(xx) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(yy) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(zz) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

MR A SAMPLE

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Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on November 7, 2007.

Vote by Internet

Log on to the Internet and go to www.investorvote.com

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals -- The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4.

1. Election of Directors: For Withhold For Withhold + 01 - Alan D. Bickell* 02 - Balakrishnan S. Iyer*

* Each to be elected to hold office until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualified.

For Against Abstain For Against Abstain

2. To approve an amendment to the Power Integrations, Inc. 3. To approve the amendment and restatement of the Power Restated Certificate of Incorporation to declassify the Board Integrations, Inc. 1997 Equity Incentive Plan (to be renamed of Directors. the Power, Inc. Integrations, Inc. 2007 Stock Option Plan) 4. To ratify the selection by the Audit Committee of Deloitte & Touche primarily for the purpose of expanding the types of equity LLP as the independent registered public accounting firm of awards that may be granted under the plan.

Power Integrations for the fiscal year ending December 31, 2007.

B Non-Voting Items

Change of Address -- Please print new address below.

C Authorized Signatures -- This section must be completed for your vote to be counted. -- Date and Sign Below

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) -- Please print date below. Signature 1 -- Please keep signature within the box. Signature 2 -- Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND + MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

2 3 A V 0 1 4 9 8 8 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 00S2JD

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy -- Power Integrations

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 7, 2007

The undersigned hereby appoints Balu Balakrishnan and Rafael Torres, with full power of substitution, to vote all of the shares of stock of Power Integrations, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Power Integrations, Inc. to be held at 5245 Hellyer Avenue, San Jose, CA 95138 on Wednesday, November 7, 2007 at 1:00 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States. If you vote by telephone or the Internet, please DO NOT mail back this proxy card.